Exhibit 10.14

STOCK PURCHASE AGREEMENT	VERTRAG ÜBER DEN KAUF UND DIE ABTRETUNG VON GESCHÄFTSANTEILEN

THIS STOCK PURCHASE AGREEMENT regarding the sale and purchase of all the shares in Sanatis GmbH, registered with the commercial register at the district court of Friedberg under HR B 5491 (this “Agreement”) is made and entered into as of this February 12, 2003, by and among Karl Moch, Michael Zimmermann, Günther Wagenknecht, Dr. Uwe Grüssner, Dr. Robert Wenz and Dr. Jörg Meyer (each, a “Seller” and, collectively, the “Sellers”), and Kyphon BVBA, a corporation under Belgian law (the “Buyer”). Simultaneously, the countersigning of the agreements stated in §V.5.2 shall occur.

Dieser Vertrag über den Kauf und die Abtretung sämtlicher Geschäftsanteile an der Sanatis GmbH, eingetragen im Handelsregister des Amtsgerichts Friedberg unter HRB 5491 (der „Vertrag“) wird am 12. Februar 2003 zwischen Karl Moch, Michael Zimmermann, Günther Wagenknecht, Dr. Uwe Grüssner, Dr. Robert Wenz und Dr. Jörg Meyer (nachstehend jeweils einzeln als „Verkäufer“ oder gemeinsam als „dieVerkäufer“ bezeichnet) und Kyphon Europe BVBA, eine Gesellschaft belgischen Rechts (die „Käuferin“) geschlossen. Zeitgleich erfolgt die Gegenzeichnung der unter §V.5.2. vereinbarten Verträge.

W I T N E S S E T H:	PRÄAMBEL

WHEREAS, Karl Moch owns one share of Sanatis GmbH (the “Company”) in the nominal value of €4,100 (16.33%), Michael Zimmermann owns one share of the Company in the nominal value of €4,100 (16.33%), Günther Wagenknecht owns one share of the Company in the nominal value of €4,100 (16.33%), Dr. Uwe Grüssner owns one share in the nominal value of € 4,250 (17%), Dr. Robert Wenz owns one share in the nominal value of €4,250 (17%) and Dr. Jörg Meyer owns one share in the nominal value of €4,250 (17%), together constituting 100% of the stated capital of the Company amounting in total to €25,050 (all such shares are referred to herein as the “Shares”); and

Karl Moch ist Inhaber eines Geschäftsanteils im Nennwert von € 4.100 (16,33%) an Sanatis GmbH (die „Gesellschaft”). Michael Zimmermann ist Inhaber eines Geschäftsanteils im Nennwert von € 4.100 (16,33%) an der Gesellschaft. Günther Wagenknecht ist Inhaber eines Geschäftsanteils im Nennwert von € 4.100 (16,33%) an der Gesellschaft. Dr. Uwe Grüssner ist Inhaber eines Geschäftsanteils im Nennwert von € 4.250 (17%) an der Gesellschaft. Dr. Robert Wenz ist Inhaber eines Geschäftsanteils im Nennwert von € 4.250 (17%) und Dr. Jörg Meyer ist Inhaber eines Geschäftsanteils im Nennwert von € 4.250 (17%) an der Gesellschaft. Die vorstehenden Geschäftsanteile stellen das gesamte Stammkapital der Gesellschaft in Höhe von € 25.050 dar (nachstehend werden alle diese Geschäftsanteile als „Anteile“ bezeichnet).

WHEREAS, the Buyer desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement.

Die Käuferin möchte die Anteile von den Verkäufern erwerben und die Verkäufer möchten die Anteile an die Käuferin abtreten. Der Kauf und die Abtretung sollen nach Maßgabe der Bestimmungen und vorbehaltlich der Bedingungen dieses Vertrages erfolgen.

A basis for the evaluation and the sale/transfer of the Shares is the examination of the documents of the Company (e.g. agreements, patents, documents of the accountants, annual financial statements) to which the Buyer has been given access within the due diligence. The Buyer hereby confirms that its authorized individuals had access to these documents at any time at the Company. In turn, the Sellers confirm that they have not withheld any documents from the Buyer which could be material for the evaluation of the Company.

Basis für die Bewertung und den Kauf/Abtretung der Anteile ist die Überprüfung der Unterlagen der Gesellschaft (z.B. Verträge, Patente, Unterlagen der Steuerberater/ Jahresabschlüsse), die der Käuferin im Rahmen der Due Diligence zugänglich gemacht wurden. Die Käuferin bestätigt, dass ihre Bevollmächtigten die ihr zugänglich gemachten Unterlagen bei der Gesellschaft jederzeit einsehen konnten. Umgekehrt bestätigen die Verkäufer der Käuferin, dass sie der Käuferin keine Unterlagen vorenthalten haben, die für eine Bewertung der Gesellschaft wesentlich sein könnten.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:	Die Parteien vereinbaren daher folgendes:

§ I. SALE AND PURCHASE	§ I KAUF UND ABTRETUNG

1.1 Agreement to Sell and to Purchase	1.1. Vereinbarung über den Kauf und die Abtretung

The Sellers hereby agree upon the terms and subject to the conditions set forth in this Agreement to sell and assign the Shares, free and clear of any liens, claims, charges, security interests or other encumbrances or limitations, to the Buyer, and the Buyer agrees to purchase and accept the Shares from the Sellers. The sale and assignment includes any and all rights and obligations related to the Shares. Any profits and losses of the current fiscal year as well as the profits and losses of previous fiscal years which

Die Verkäufer verkaufen die Anteile nach Maßgabe der Bestimmungen und gemäß den Bedingungen dieses Vertrages frei von jeglichen Pfandrechten, Ansprüchen, Belastungen, Sicherungsrechten und sonstigen Auflagen oder Beschränkungen an die Käuferin und treten sie an die Käuferin ab, und die Käuferin kauft die Anteile von den Verkäufern und nimmt diese Abtretung an. Mit dem Kauf und der Abtretung der Anteile gehen sämtliche damit verbundenen Rechte und Pflichten auf die Käuferin über.

have not been distributed to the shareholders of the Company shall belong to the Buyer.

Sämtliche im laufenden Geschäftsjahr erzielten Gewinne und Verluste sowie alle Gewinne und Verluste aus früheren Geschäftsjahren, die nicht an die Gesellschafter der Gesellschaft ausgeschüttet wurden, stehen der Käuferin zu.

1.2 Closing Date	1.2. Übergangsstichtag

The date at which the assignment of the Shares will become effective in rem (dinglich wirksam) pursuant to Sec. 5.1 hereof shall be referred to hereinafter as the “Closing Date”.	Der Tag, an dem die Abtretung der Anteile gemäß § 5.1 dieses Vertrages dinglich wirksam wird, wird im folgenden als der „Übergangsstichtag“ bezeichnet.

1.3 Purchase Price	1.3. Kaufpreis

(a)    Upon the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the Sellers contained herein, the purchase price (the “Purchase Price”) for the sale and transfer of the Shares shall consist of (i) an amount in cash (the “Initial Purchase Price”) equal to three million two hundred thousand Euros (€3,200,000) with regard to which Sellers acknowledgde receipt of a partial amount of thirty five thousand Euros (€35,000) and (ii) an amount in cash (the “Contingent Consideration”) up to eight hundred thousand Euros (€800,000).

(a)    Entsprechend den Bestimmungen und Bedingungen dieses Vertrages und im Vertrauen auf die hierin enthaltenen Zusicherungen, Gewährleistungen, Versicherungen und Vereinbarungen setzt sich der Kaufpreis (der „Kaufpreis“) für den Kauf und die Abtretung der Anteile aus (i) einem Barbetrag (der „Anfangskaufpreis“) in Höhe von drei Millionen zweihunderttausend Euro (€ 3.200.000), hinsichtlich dessen die Verkäufer den Erhalt eines Teilbetrages von fünfunddreißigtausend Euro (€ 35.000) bestätigen und (ii) einem Barbetrag in Höhe von bis zu achthundertausend Euro (€ 800.000) (der „bedingte Kaufpreis“) zusammen.

(b)    The Buyer shall (i) pay the Initial Purchase Price when due and payable pursuant to Sec. 5.2 hereof within 10 bank operation days (days on which banks are open for business in Frankfurt am Main) as follows:

(b)    Die Käuferin wird (i) den Anfangskaufpreis bei Fälligkeit gemäß § 5.2 dieses Vertrages innerhalb 10 Bankarbeitstagen (Tagen, an denen die Banken in Frankfurt am Main geöffnet sind) wie folgt zahlen:

(i) €3,000,000 less the partial amount of €35,000 to the Sellers’ account designated in Schedule 1.3(b),	(i) €3.000.000 abzüglich des Teilbetrages von € 35.000 auf das in der Anlage 1.3(b) angegebene Konto;

(ii) €200,000 as a security for potential liabilities coming from this Agreement as set forth in the Escrow Agreement entered into	(ii) € 200.000 als Sicherheit für mögliche sich aus diesem Vertrag ergebende Haftungsverpflichtungen gemäß den

connection herewith (the “Escrow Agreement”) to the account of the Escrow Agent (the “Escrow Account”).	Bestimmungen des im Zusammenhang mit diesem Vertrag geschlossenen Escrow-Vertrages (der „Escrow-Vertrag“) auf das Konto des Treuhänders (das „Escrow-Konto“).

(c) Simultaneously with the Initial Purchaser Price an amount of €800,000 shall be paid to the Escrow Account towards the Contingent Consideration.	(c) Auf den bedingten Kaufpreis ist gleichzeitig auf das Escrow-Konto ein Betrag von € 800.000 einzuzahlen.

The Buyer shall have no liability whatsoever in respect of the Sellers’ allocation of the Purchase Price.	Die Käuferin übernimmt keinerlei Haftung bezüglich der Aufteilung des Kaufpreises durch die Verkäufer.

§ II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS	§ II. ZUSICHERUNGEN UND GEWÄHRLEISTUNGEN DER VERKÄUFER

Each of the Sellers, jointly and severally, hereby represents, warrants and agrees as follows:	Jeder der Verkäufer macht als Gesamtschuldner folgende Zusicherungen und übernimmt folgende Gewährleistungen und Verpflichtungen:

2.1 Corporate Organization.	Gesellschaftsrechtliche Verhältnisse

The Company is a limited liability company (GmbH) duly organized, validly existing and in good standing under the laws of Germany and registered in the commercial register of Friedberg under No. HRB 5491. The articles of incorporation (Satzung) of the Company, as resolved on March 9, 2000 and registered on March 10, 2000, as changed on December 12, 2001, have been furnished in copy by the Sellers to the Buyer and are currently valid and in full force and effect and no further amendments thereto have since been resolved. Since the last entry dates shown on the extract from the commercial register of the Company, no entries have been made and there are no pending registration requests. There are no facts which have to be entered in the commercial register but have not yet been entered. In particular, no shareholders’ resolutions have been passed which have not

Die Gesellschaft ist eine ordnungsgemäß gegründete und rechtsgültig bestehende Gesellschaft mit beschränkter Haftung nach deutschem Recht, eingetragen im Handelsregister Friedberg unter HRB 5491. Die am 09.03.2000 beschlossene und am 10.03.2000 eingetragene Satzung der Gesellschaft, geändert am 12.12.2001, wurde der Käuferin von den Verkäufern in Kopie zur Verfügung gestellt. Die Satzung ist gegenwärtig rechtsgültig und verbindlich und es wurden seitdem keine Änderungen beschlossen. Seit den letzten im Handelsregisterauszug aufgeführten Einträgen wurden keine weiteren Einträge vorgenommen oder beantragt. Es bestehen keine Umstände, die im Handelsregister eingetragen werden müssen und noch nicht eingetragen sind. Insbesondere wurden keine Gesellschafterbeschlüsse gefaßt, die noch been entered in the commercial register. There are no agreements relating to the organization and constitution of the Company and there are no obligations to enter into any new agreements, resolutions or arrangements relating to the organization or constitution of the Company to which the Buyer would be subject as a consequence of the acquisition of the Shares. The Buyer is aware of the agreement between Aesculap AG & Co. KG (“Aesculap”) and the Company dated March, 26, 2001 and May 31, 2001.

nicht im Handelsregister eingetragen sind. Es bestehen keinerlei Vereinbarungen hinsichtlich der Struktur oder Verfassung der Gesellschaft oder Verpflichtungen zum Abschluß neuer Vereinbarungen, Beschlüsse oder Abmachungen hinsichtlich der Struktur oder Verfassung der Gesellschaft, die infolge des Erwerbs der Anteile durch die Käuferin auf diese Anwendung finden würden. Der zwischen der Gesellschaft und Aesculap AG & Co. KG („Aesculap“) am 26.03.2001 bzw. 31.05.2001 abgeschlossene Vertrag ist der Käuferin bekannt.

2.2 Capitalization; Title to the Shares	2.2. Kapitalisierung; Eigentum an den Anteilen

The stated capital of the Company amounts to €25,050 and is fully paid in. The Shares are owned by the Sellers as described in the recitals hereto. The Shares are fully paid, not repaid in whole or in part, neither openly nor concealed, and are non-assessable and no personal liability attaches to the ownership thereof. No contributions in kind have been made in respect of the Shares. The Shares represent all of the issued and outstanding shares of the Company, and there are no preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Shares, or any outstanding obligations of the Company to repurchase, redeem or otherwise acquire the Shares, with the exception of the agreements with Aesculap. The Sellers have valid and marketable title to the Shares owned by them and the sale and transfer of the Shares by the Sellers to the Buyer hereunder will vest exclusive and unconditional title to the Shares in the Buyer.

Das Stammkapital der Gesellschaft beträgt € 25.050 und ist voll eingezahlt. Die Anteile stehen gemäß der Präambel im Eigentum der Verkäufer. Die Anteile sind voll eingezahlt und wurden weder ganz noch teilweise (weder offen noch in verdeckter Form) zurückgezahlt. Sie unterliegen keiner Nachschußpflicht und das Eigentum an den Anteilen begründet keine persönliche Haftung. Es wurden keine Sacheinlagen auf die Anteile geleistet. Die Anteile umfassen sämtliche Geschäftsanteile an der Gesellschaft und es bestehen keine Vorkaufsrechte und keine Bezugsrechte oder sonstigen Ansprüche auf einen Kauf oder sonstigen Erwerb der Anteile und keine Verpflichtungen der Gesellschaft zum Rückkauf, zur Rückzahlung oder zum Erwerb der Anteile auf sonstige Weise. Die Verkäufer verfügen über rechtsgültige und hinreichende Eigentumsrechte an den in ihrem Eigentum befindlichen Anteilen und aufgrund des Verkaufs und der Abtretung der Anteile durch die Verkäufer an die Käuferin gemäß diesem Vertrag erwirbt die Käuferin das ausschließliche und unbedingte Eigentum an den Anteilen.

2.3 Subsidiaries and Equity Investments; Affiliates	2.3. Tochtergesellschaften und Kapitalbeteiligungen; verbundene Unternehmen

(a)    There are no (i) corporations of which the Company owns, directly or indirectly, shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation; or (ii) corporations, partnerships, joint ventures or other entities in which the Company has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment.

(a)    Die Gesellschaft ist (i) weder direkt noch indirekt an anderen Gesellschaften in einem Umfang beteiligt, der insgesamt mindestens 50 % aller Stimmrechte entspricht, die generell zur Stimmabgabe bei der Bestellung der Geschäftsführer der Gesellschaft berechtigen oder (ii) an Kapitalgesellschaften, Personengesell-schaften, Joint Ventures oder sonstigen Unternehmen beteiligt, an denen die Gesellschaft aufgrund einer Vereinbarung jederzeit zum direkten oder indirekten Erwerb von Kapital—  oder sonstigen Beteiligungen berechtigt ist.

(b)    The Sellers do neither own an interest in a company nor are they doing any business the line of which competes directly with the actual or presently intended business activities of the Company (development, manufacturing and sale of calcium phosphate cements for the application in orthopaedics, trauma sciences and spine surgery and related mixtures systems). The Sellers hereby undertake not to conduct any competing business for a period of two years.

(b)    Die Verkäufer versichern, nicht an einer Gesellschaft beteiligt zu sein oder selbst geschäftlich auf einem Gebiet tätig zu sein, das mit den tatsächlichen oder derzeit geplanten geschäftlichen Aktivitäten (Entwicklung, Herstellung, Produktion und Verkauf von Calziumphosphatzementen für die Anwendung in der Orthopädie, Traumatologie und Wirbelsäulenchirurgie und dazugehörige Mischsysteme) der Gesellschaft in unmittelbarer Konkurrenz steht. Die Verkäufer verpflichten sich, auch auf die Dauer von 2 Jahren keine Konkurrenztätigkeiten zu entfalten.

2.4 Validity of Agreements; Authorization	2.4. Rechtswirksamkeit von Verträgen, Befugnis

Each Seller has the legal capacity to enter into this Agreement and the Escrow Agreement and to carry out such Seller’s obligations hereunder and thereunder. This Agreement and the EscrowAgreement have been duly executed by each Seller and constitute such Seller’s valid and binding obligations.

Jeder der Verkäufer ist geschäftsfähig und zum Abschluß dieses Vertrages und des Escrow-Vertrages sowie zur Erfüllung der sich daraus ergebenden Verpflichtungen befugt. Dieser Vertrag und der Escrow-Vertrag wurden von jedem der Verkäufer ordnungsgemäß unterzeichnet und begründen rechtsverbindliche Verpflichtungen des jeweiligen Verkäufers.

2.5 No Conflict or Violation	2.5. Keine Widersprüche oder Verletzungen

The execution, delivery and performance by the Sellers of this Agreement and the Escrow Agreement do not violate: (i) any provision of the articles of incorporation of the Company; (ii) any provision of law, judgment, order or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to the Company’s or any affiliate’s business; (iii) contractual or other provisions and do not cause a default with due notice or lapse of time or both or cause any obligation, penalty or premium to arise or accrue under any contract, agreement or instrument of any kind to which any of the Sellers or the Company is a party or by which any of them is bound or to which any of their respective properties or assets is subject, except any obligations resulting from agreements listed in the Disclosure Schedule of which the Buyer is aware; and (iv) result in the cancellation, modification, revocation or suspension of any License (as hereinafter defined) nor does the performance of this Agreement collide with any such License.

Die Durchführung, Übergabe und Erfüllung dieses Vertrages und des Escrow-Vertrages verletzen weder eine (i) Bestimmung des Gesellschaftsvertrages, (ii) eine Rechtsvorschrift oder eine gerichtliche oder behördliche Anordnung oder Verfügung, die auf die Geschäftstätigkeit der Gesellschaft oder eines mit ihr verbundenen Unternehmens Anwendung findet, (iii) oder vertragliche oder sonstige Bestimmungen, und begründen keine Nichteinhaltung vertraglicher Pflichten oder einen Verzug aufgrund ordnungsgemäßer Mahnung oder Zeitablauf oder beidem oder bewirken, daß Verpflichtungen, Vertragsstrafen oder zusätzliche Zahlungen entstehen aufgrund eines Vertrages, in dem der Verkäufer oder die Gesellschaft Partei ist oder der einen der Verkäufer oder die Gesellschaft vertraglich verpflichtet, ausgenommen die der Käuferin bekannten Verpflichtungen aus den im Disclosure Schedule aufgeführten Verträgen oder dem ihre jeweiligen Grundstücke oder Vermögensgegenstände unterliegen, oder (iv) eine Kündigung, eine Änderung oder einen Widerruf oder eine einstweilige Aufhebung einer Genehmigung (wie nachstehend definiert) noch steht die Erfüllung dieses Vertrages mit solchen in Widerspruch.

2.6 Consents and Approvals	2.6. Zustimmungen und Erlaubnisse

Section 2.6 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Company or the Sellers in connection with the execution

Nr. 2.6 der Disclosure Schedule (Anlage 2.6.) enthält eine korrekte and vollständige Liste sämtlicher Zustimmungen, Verzichterklärungen und Erlaubnisse von Regierungsstellen und Aufsichtsbehörden im In—  und Ausland und von sonstigen Personen, Unternehmen oder Gesellschaften sowie sämtlicher Erklärungen, Anmeldungen und Eintragungen gegenüber oder bei diesen Regierungsstellen oder Aufsichtsbehörden, and delivery of this Agreement and the Escrow Agreement by any of them or the performance by any of them of their respective obligations hereunder or under the Escrow Agreement.

die von der Gesellschaft oder den Verkäufern im Zusammenhang mit der Durchführung dieses Vertrages und des Escrow-Vertrages durch den jeweiligen Verkäufer oder die Gesellschaft oder mit der Erfüllung ihrer jeweiligen Verpflichtungen aus diesem Vertrag oder dem Escrow-Vertrag abgegeben oder vorgenommen werden müssen.

2.7 Financial Statements	2.7. Bilanzen

(a)    The Sellers have heretofore furnished to the Buyer copies of (i) the balance sheet of the Company as of December 31, 2001 confirmed by the accountants Grundmann, Schackey & Partner, together with the related profit and loss statements of income and notes (Anhang); (ii) the bookkeeping accounts (Buchhaltungsabschluß) of the Company as of the fiscal year ended December 31, 2002 together with the related profit and loss statements. All financial statements referred to in clauses (i) and (ii) above are hereinafter collectively referred to as the “Financial Statements”. The Financial Statements, including the notes thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. The authorized and responsible tax advisors have addressed all known assets and all liabilities (both recognizable and contingent) in the Financial Statements, including the notes thereto. All then recognizable risks, depreciations in value and/or losses are accounted for by the authorized and responsible tax advisors with sufficient depreciation, value adjustments or provisions in accordance with the generally accepted accounting principles. The Financial Statements are complete (from the perspective of the date the accounts were established) and correct (from the perspective of such date) and correctly reflect the actual economic, financial and profit situation of the Company as of their respective dates (Bilanzstichtag) and for the respective periods of the Financial Statements.

(a)    Die Verkäufer haben der Käuferin bereits eine Kopie (i) des von den Steuerberatern Grundmann, Schackey & Partner bestätigten Jahresabschlusses der Gesellschaft zum 31.12.2001, nebst dazugehöriger Gewinn—  und Verlustrechnung und Anhang, und (ii) des Buchhaltungsabschlusses der Gesell-schaft für das am 31.12.2002 endende Geschäftsjahr übergeben. Alle vorstehend unter (i) und (ii) genannten Abschlüsse werden nachstehend gemeinsam als „Bilanzen“ bezeichnet. Die Bilanzen und die jeweiligen Anhänge wurden unter stetiger Anwendung der allgemein anerkannten Grundsätze ordnungsmäßiger Buchführung und Bilanzierung während der betroffenen Zeiträume aufgestellt. Sämtliche bekannten Vermögensgegenstände und sämtliche (erkennbaren und bedingten) Verbindlich-keiten wurden in den Bilanzen und deren Anhängen berücksichtigt. Sämtliche zum jeweiligen Zeitpunkt erkennbaren Risiken, Wertminderungen und/oder Verluste wurden mit ausreichenden Abwertungen, Wertberichtigungen und Rückstellungen entsprechend den Grundsätzen ordnungsmäßiger Buchhaltung und Bilanzierung ausgewiesen. Die Bilanzen sind (im Hinblick auf das jeweilige Erstellungsdatum) vollständig und richtig und geben die tatsächliche Wirtschafts—, Finanz—  und Ertragslage der Gesellschaft zum jeweiligen Bilanzabschlußstichtag und für den jeweils betroffenen Zeitraum zutreffend wieder.

(b)    Except as disclosed on Section 2.7 of the Disclosure Schedule, the Company has no assets, properties or liabilities other than assets and properties obtained and liabilities incurred in the ordinary course of business since December 31, 2001.

(b)    Außer den in Nr. 2.7 der Disclosure Schedule (Anlage 2.7.) aufgeführten hat die Gesellschaft keine Vermögensgegenstände, Grundstücke oder Verpflichtungen über diejenigen hinaus, die von der Gesellschaft seit dem 31.12.2001 im Rahmen des gewöhnlichen Geschäftsverkehrs erworben wurden bzw. entstanden sind.

(c)    Except as disclosed in Section 2.7 of the Disclosure Schedule, the Company has no commitments to make any capital expenditures or to invest, advance or loan any monies to any Seller or clients or to make any similar commitments with respect to outstanding bids or proposals.

(c)    Soweit nicht in Nr. 2.7 der Disclosure Schedule aufgeführt, bestehen weder gegenüber den Verkäufern noch gegenüber Kunden irgendwelche Verpflichtungen zur Tätigung von Investitionsausgaben, zum Erwerb von Beteiligungen oder zur Gewährung von Vorschüssen oder Darlehen oder ähnliche Verpflichtungen bezüglich eines noch offenen Angebots oder eines Vorschlags.

2.8 Absence of Certain Changes or Events	2.8. Keine außergewöhnlichen Veränderungen oder Ereignisse

Except as set forth in Section 2.8 of the Disclosure Schedule, since December 31, 2001, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been any:

Abgesehen von den Angaben in Nr. 2.8 der Disclosure Schedule (Anlage 2.8.) wurden die Geschäfte der Gesellschaft seit dem 31. Dezember 2001 im Rahmen des gewöhnlichen Geschäftsverkehrs entsprechend der bisherigen Praxis weitergeführt. Daher sind abgesehen von den in Nr. 2.8 der Disclosure Schedule gemachten Angaben keine der folgenden Ereignisse eingetreten:

(a)    Borrowing or loaning of, or agreement to borrow or loan, any funds by the Company, and the Company has not incurred or become subject to any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business, none of which, individually or in the aggregate, are materially adverse to the business, assets,

(a)    Aufnahme oder Gewährung von Krediten oder Übernahme einer Verpflichtung zur Aufnahme oder Gewährung eines Kredits. Die Gesellschaft hat keinerlei Verpflichtung oder Verbindlichkeit übernommen und unterliegt auch nicht einer solchen Verpflichtung oder Verbindlichkeit (bedingt oder unbedingt), mit Ausnahme von Verpflichtungen oder Verbindlichkeiten im properties, operations, prospects, or condition, financial or otherwise, of the Company;

Rahmen des gewöhnlichen Geschäftsbetriebs, die weder einzeln noch gemeinsam geeignet sind, die Geschäfte, die Vermögensgegenstände, den Grundbesitz, den Geschäftsbetrieb, die Aussichten oder die finanziellen oder sonstigen Verhältnisse der Gesellschaft wesentlich zu beeinträchtigen;

(b)    Payment of any obligation or liability (absolute or contingent) by the Company other than current liabilities reflected in or shown on the Financial Statements and current liabilities incurred in the ordinary course of business;

(b) Zahlung einer Schuld oder Verbindlichkeit (bedingt oder unbedingt) mit Ausnahme der in den Bilanzen ausgewiesenen und im gewöhnlichen Geschäftsbetrieb entstandenen laufenden Verbindlichkeiten;

(c)    (i) Increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, or employees, or the declaration, payment, commitment, or obligation of any kind for the payment of additional salary or compensation to any such person exceeding €5,000 or (ii) alteration of any existing agreement or arrangement with any of the Company’s officers, directors or employees;

(c)    (i) Erhöhungen der Gehälter oder sonstigen Vergütungen, die an die leitenden Angestellten, Geschäftsführer und Mitarbeiter der Gesellschaft zahlbar sind oder werden, oder Erklärungen, Zahlungen, Versprechen oder Verpflichtungen bezüglich der Gehälter oder sonstigen Vergütungen, die eine zusätzliche Zahlung von mehr als € 5.000 an eine der oben genannten Personen vorsehen oder (ii) Änderungen der bestehenden Anstellungsverträge mit leitenden Angestellten, Geschäftsführern oder Mitarbeitern;

(d)    Accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company;

(d)    Entstehung von Ansprüchen (direkt oder indirekt) auf Tantiemen oder Sondervergütungen jedweder Art oder Vereinbarungen über solche Zahlungen oder Vergütungen oder Entlassungsabfindungen an derzeitige oder frühere leitende Angestellte, Geschäftsführer oder Mitarbeiter;

(e) Material adverse change in the business, assets, properties, operations, prospects, or condition, financial or otherwise, of the Company;

(e)    Veränderungen, die geeignet sind, die Geschäfte, die Vermögensgegenstände, den Grundbesitz, den Geschäftsbetrieb, die Aussichten oder die finanziellen oder sonstigen Verhältnisse der Gesellschaft wesentlich zu beeinträchtigen;

(f) Destruction of, damage to, or loss of, any material asset of the Company (whether or not covered by insurance);	(f) Untergang, Beschädigung oder Verlust eines wesentlichen Wirtschaftsgutes der Gesellschaft (mit oder ohne Versicherungsschutz);

(g)    Entry into any agreement, amendment, modification, or termination of any contract, lease, license, promissory note, commitment, indenture, mortgage, deed of trust, collective bargaining agreement, employee benefit plan, or any other agreement, instrument, indebtedness, or obligation to which the Company is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, modifications, or terminations effected in the ordinary course of business consistent with past practices;

(g)    Abschluß eines Vertrages oder Ergänzung, Abänderung oder Beendigung eines Vertrages, eines Mietvertrags, einer Lizenzvereinbarung, eines Schuldscheins, einer Verpflichtung, einer Vertragsurkunde, einer Hypothek, eines Treuhandvertrags, eines Tarifvertrags, eines Arbeitnehmervergünstigungsplans oder einer sonstigen Vereinbarung, Urkunde, Schuldurkunde oder Verpflichtung, bei der die Gesellschaft Partei ist oder durch die die Gesellschaft oder deren Vermögenswerte oder Grundstücke gebunden sind, ausgenommen Verträge, Ergänzungen, Abänderungen oder Beendigungen, die in Übereinstimmung mit der bisherigen Praxis im gewöhnlichen Geschäftsverkehr zustande gekommen sind oder vorgenommen wurden.

(h) Waiver or release of any right or claim of the Company or cancellation of any debts or claims, except in the ordinary course of business consistent with past practice;

(h)    Verzicht auf irgendwelche Rechte oder Ansprüche der Gesellschaft oder Streichung von Schulden oder Aufgabe einer Forderung, ausgenommen im gewöhnlichen Geschäftsverkehr in Übereinstimmung mit der bisherigen Praxis;

(i) Citation received by the Company for any violations of any act, law, rule, regulation, or code of any governmental entity or agency;	(i) Zustellung einer Ladung an die Gesellschaft wegen eines Verstoßes gegen ein Gesetz, eine Vorschrift oder Verhaltensregeln einer Regierungsstelle oder Behörde;

(j) Claim incurred by the Company for damages or alleged damages for any actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance);

(j)    Geltendmachung von Schadensersatzan-sprüchen oder angeblichen Schadensersatzan-sprüchen gegen die Gesellschaft wegen tatsächlicher oder behaupteter Fahrlässigkeit, unerlaubter Handlung oder Vertragsver-letzung (gleich ob in voller Höhe durch Versicherung gedeckt oder nicht);

(k) Sale, transfer, or disposal of any of the assets, properties, or rights (tangible or intangible) of the Company;	(k) Verkauf, Übertragung oder Veräußerung irgendwelcher Vermögensgegenstände, Grundstücke oder Rechte der Gesellschaft (beweglich oder unbeweglich);

(l) Pledge, or subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Company;

(l)    Verpfändung oder Unterwerfung unter ein Pfandrecht, eine Hypothek oder sonstige Belastungen irgendwelcher Vermögensgegenstände, Grundstücke oder Rechte der Gesellschaft (beweglich oder unbeweglich);

(m) Capital expenditure by the Company exceeding €10,000;	(m) Investitionsausgaben in Höhe von mehr als € 10.000 durch die Gesellschaft;

(n) Loan by the Company to any person or entity, guaranty by the Company of any loan, or incurrence by the Company of any indebtedness;	(n) Gewährung eines Darlehens an irgendeine Person oder Organisation; Übernahme einer Bürgschaft für ein Darlehen, oder Verschuldung durch die Gesellschaft;

(o)    Other event or condition of any character that has or could have a material adverse effect on the business, assets, properties, operations, prospects, or condition, financial or otherwise, of the Company; or

(o)    Irgendwelche anderen Ereignisse oder Umstände, die geeignet sind, die Geschäfte, die Vermögensgegenstände, den Grundbesitz, den Geschäftsbetrieb, die Aussichten oder die finanziellen oder sonstigen Verhältnisse der Gesellschaft erheblich zu beeinträchtigen;

(p) Agreement by the Company or the Sellers to do any of the things described in the preceding clauses (a) through (o).	(p) Verpflichtung seitens der Gesellschaft oder der Verkäufer zur Vornahme einer der in den vorstehenden Abschnitten (a) bis (o) beschriebenen Handlungen.

2.9 Tax Matters	2.9. Steuerliche Verhältnisse

(a) The Company has:	(a) Die Gesellschaft hat:

(i)    paid when due (and if not yet due, has fully and adequately provided for in the Financial Statements) all Taxes, levies, social security contributions, duties or other assessments or charges of any nature imposed by any authority. The Company has not incurred any liabilities for Taxes other

(i)    sämtliche Zahlungsverpflichtungen für Steuern, Abgaben, Sozialversicherungsbeiträge, Gebühren und sonstige Abgaben, Zölle und sonstige behördlich auferlegte Abgaben oder Lasten fristgerecht erfüllt (und soweit noch nicht fällig, hierfür entsprechende than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired. The Company has not granted or been requested to grant any waiver or extension of any statute of limitations applicable to any claim for Taxes;

Verbindlichkeiten in der Bilanzen ausgewiesen bzw. ausreichende bilanzielle Rückstellungen gebildet). Es bestehen keine Steuerschulden, ausgenommen Verpflichtungen im Rahmen des gewöhnlichen Geschäftsbetriebs für Steuerjahre, für die die jeweils geltende Verjährungsfrist noch nicht abgelaufen ist. Gegenüber der Gesellschaft wurde weder auf die Geltendmachung der Verjährung für Steuerforderungen verzichtet oder eine Fristverlängerung gewährt, noch hat die Gesellschaft einen Verzicht auf die Geltendmachung einer solchen Verjährung oder eine Fristverlängerung beantragt;

(ii)    filed all Tax returns and social security contribution declarations for all periods through and including the Closing Date as required by applicable statutes, law, regulations or common practice and paid all Taxes and social security contributions shown as due on the Tax returns or social security contribution declarations. Each Tax return or social security contribution declaration is true, accurate and complete. No amended Tax returns or amended social security contribution declarations have been or are proposed to be filed by the Company nor have any liability for Taxes been settled or compromised;

(ii)    alle erforderlichen Steuererklärungen und Erklärungen über Sozialversicherungs-beiträge für die Zeiträume bis einschließlich des Übergangsstichtages im Einklang mit allen anwendbaren Gesetzen, Vorschriften und allgemein üblichen Verfahren abgegeben und sämtliche in diesen Erklärungen als fällig ausgewiesenen Steuern und Sozialversicherungsbeiträge bezahlt. Sämtliche Steuererklärungen und Sozialversicherungserklärungen entsprechen der Wahrheit und sind korrekt und vollständig. Die Gesellschaft hat keine geänderten Steuererklärungen oder Erklärungen über Sozialversicherungs-beiträge eingereicht und beabsichtigt nicht, solche geänderten Erklärungen einzureichen. Es ist zu keinem Vergleich über Steuerschulden gekommen.

(iii) made the current adequate advance payments for all relevant Taxes and/or made respective provisions;	(iii) ausreichende laufende Vorauszahlungen für alle Steuern geleistet;

(iv) duly withheld or collected all Taxes and social security contributions the Company is required to withhold or collect;	(iv) sämtliche Steuern und Sozialversicherungsbeiträge, für deren Einbehaltung oder Einzug sie verantwortlich ist, ordnungsgemäß einbehalten oder eingezogen;

(v) not made any hidden profit distributions (verdeckte Gewinnausschüttungen); and	(v) keine verdeckten Gewinnausschüttungen vorgenommen; und

(vi) met all prerequisites and requirements for investment grants and subsidies.	(vi) sämtliche Voraussetzungen und Anforderungen für die Gewährung von Investitionzulagen und Subventionen erfüllt.

(b) Since December 31, 2001 the Company has continued its business in compliance with the provisions of Section (a) of this Section 2.9 through the Closing Date.

(b)    Vom 31. Dezember 2001 bis einschließlich des Übergangsstichtages hat die Gesellschaft ihre Geschäftstätigkeit im Einklang mit den Bestimmungen des vorstehenden Abschnitts (a) dieser Nr. 2.9 weitergeführt.

(c) There are no pending appeals or other administrative or judicial proceedings with respect to any Tax or social security contribution imposed with respect to the activities of the Company.	(c) Es sind keine Rechtsmittelverfahren oder sonstigen Verwaltungs- oder Gerichtsverfahren in Steuer- oder Abgabenangelegenheiten anhängig.

(d) The Company is not liable for the taxes of any other person.	(d) Die Gesellschaft haftet nicht für Steuerverpflichtungen anderer Personen.

(e)    “Tax” and “Taxation” shall mean any and all federal, state, municipal, local, national and foreign taxes (Steuern), including without limitation corporate income tax (Körperschaftsteuer), trade income tax (Gewerbesteuer), value added tax (Umsatzsteuer), wage tax (Lohnsteuer), solidarity surcharge (Solidaritätszuschlag), church tax (Kirchensteuer), dividend withholding tax (Kapitalertragsteuer), royalty withholding tax as well as duties (Abgaben), contributions (Beiträge), customs

(e) Als „Steuern“ und „Besteuerung“ werden sämtliche Bundes-, Landes-, und Gemeindesteuern im In- und Ausland bezeichnet, insbesondere Körperschaftsteuer, Gewerbesteuer, Umsatzsteuer, Lohnsteuer, Solidaritätszuschlag, Kirchensteuer, Kapitalertragssteuer, Abzugssteuer bei Lizenzgebühren sowie Abgaben, Beiträge, Zölle, Investitionszulagen und Subventionen, Steuerzuschläge oder diesbezüglich von einer Behörde auferlegte zusätzliche Beträge, Zinsen, Verspätungszuschläge, Nachforde-

(Zölle), investment grants and subsidies, additions to tax or additional amounts imposed by any authority with respect thereto, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions in each case in any jurisdiction, including social security contributions of any kind.

rungen, Gebühren und sonstige Abgaben an Behörden, gleich in welchem Staat, einschließlich sämtlicher Sozialver-sicherungsbeiträge jeder Art.

2.10 Absence of Undisclosed Liabilities	2.10 Keine nicht ausgewiesenen Verbindlichkeiten

(a)    Except as disclosed in Section 2.10 of the Disclosure Schedule, the Company has no indebtedness or liability, absolute or contingent, direct or indirect, which is not shown or provided for in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business consistent with past practice (including liens of current taxes and assessments not in default) since December 31, 2001, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability. Except as shown in such balance sheets or in the notes to the Financial Statements, the Company is not, directly or indirectly, liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business consistent with past practice in connection with the deposit of items for collection.

(a)    Mit Ausnahme der in Nr. 2.10 der Disclosure Schedule (Anlage 2.10.)aufgeführten bestehen keine Schulden oder Verbindlichkeiten, bedingt oder unbedingt, direkt oder indirekt, die nicht in den Bilanzen der Gesellschaft ausgewiesen und nicht überfällig sind, ausgenommen Verbindlichkeiten, die seit dem 31. Dezember 2001 im gewöhnlichen Geschäftsbetrieb in Übereinstimmung mit der bisherigen Praxis eingegangen wurden oder angefallen sind (einschließlich laufender Steuerbelastungen und Festsetzungen). Es bestehen keine Umstände, die bei angemessener Betrachtungsweise zu solchen Verbindlichkeiten führen könnten. Mit Ausnahme der in den Bilanzen oder in den Anhängen zu diesen hat die Gesellschaft weder direkt noch indirekt irgendwelche Verpflichtungen (aufgrund von Nachlässen, Rückkaufverträgen oder aus sonstigen Gründen). Die Gesellschaft ist nicht zur Bereitstellung von Mitteln, zur Leistung einer Garantie/Bürgschaft oder zur Übernahme einer Verpflichtung für oder im Zusammenhang mit einer Schuld, Verpflichtung oder Dividende gegenüber irgendeiner Person verpflichtet, mit Ausnahme von Indossamenten im Zusammenhang mit der Einzahlung/Hinterlegung von Wechseln zum Inkasso im gewöhnlichen Geschäftsbetrieb in Übereinstimmung mit der bisherigen Praxis.

(b)    The Company is not indebted in excess of its assets or insolvent (überschuldet oder zahlungsunfähig as defined by the German Insolvenzordnung—Insolvency Code). No bankruptcy, composition or insolvency proceedings have been initiated against any of the Sellers or against the Company and to the Sellers’ knowledge there are no circumstances which would justify the initiation of such proceedings in the future.

(b)    Die Gesellschaft ist nicht überschuldet oder zahlungsunfähig im Sinne der deutschen Insolvenzordnung. Es wurden keine Vergleichs—oder Insolvenzverfahren über das Vermögen eines der Verkäufer oder der Gesellschaft eingeleitet und, soweit den Verkäufern bekannt ist, bestehen keine Umstände, die die Einleitung solcher Verfahren in Zukunft rechtfertigen würden.

2.11 Interests in Real Property	2.11. Anteile an Grundbesitz

(a) The Company does not own any real property.	(a) Die Gesellschaft verfügt über keinen Grundbesitz.

(b)    Section 2.11 of the Disclosure Schedule sets forth a true and complete list of all real properties leased by the Company (the “LeasedProperty”), including a brief description of the operating facilities located thereon and the annual rental payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Neither the Company nor the lessor thereunder is in breach of any lease governing the Leased Property and there exists no statutory violation on the part of the Company or any landlord with respect to the Leased Property.

(b)    Nr. 2.11 der Disclosure Schedule (Anlage 2.11.) enthält eine wahrheitsgetreue und vollständige Liste sämtlicher von der Gesellschaft gemieteten Grundstücke (die „Mietgrundstücke“) sowie eine kurze Beschreibung der auf diesen Grundstücken befindlichen Betriebsanlagen und Angaben über den jeweils zu zahlenden jährlichen Mietzins, die Dauer des Mietvertrages, etwaige Mietverlängerungsop-tionen, Kündigungsfristen und sonstige Bestimmungen hinsichtlich der Kündigung des Rechts zur Nutzung des Mietobjekts. Weder die Gesellschaft noch die jeweiligen Vermieter haben die Bestimmungen eines der Mietverträge, denen die Mietgrundstücke unterliegen, verletzt und weder die Gesellschaft noch einer der Vermieter hat gegen irgendwelche Gesetze verstoßen, die auf die Mietgrundstücke Anwendung finden.

(c) None of the Leased Property is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

(c)    Keines der Mietgrundstücke ist untervermietet und es wurden keine Genehmigungen erteilt oder Vereinbarungen geschlossen, die irgendeine Person zur Inbesitznahme oder Nutzung des Mietgrundstücks oder von Teilen des Mietgrundstücks berechtigen.

2.12 Personal Property	2.12. Bewegliches Vermögen

Section 2.12 of the Disclosure Schedule sets forth a complete and correct list and brief description of each item of equipment (including without limitation all manufacturing equipment), furniture, fixtures and other tangible personal property owned or leased by the Company (the “Vehicles, Furniture, Fixtures and Equipment”). Except as set forth in Section 2.12 of the Disclosure Schedule, the Company owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever to the Vehicles, Furniture, Fixtures and Equipment shown on Section 2.12 of the Disclosure Schedule as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheets included in the Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business consistent with past practice since such date. Except as set forth in Section 2.12 of the Disclosure Schedule, none of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed on Section 2.12 of the Disclosure Schedule adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of the Company. Except as set forth in Section 2.12 of the Disclosure Schedule, the Company holds good and transferable leaseholds under valid and enforceable leases in all of the Vehicles, Furniture, Fixtures and Equipment shown on Section 2.12 of the Disclosure Schedule as leased by it, and none of such Vehicles, Furniture, Fixtures and Equipment leased by the Company is subject to any sublease, license or other agreement

Sämtliche im Eigentum der Gesellschaft stehenden oder von der Gesellschaft gemieteten Einrichtungen (insbesondere Produktionsanlagen), Einrichtungsgegen-stände und sonstigen beweglichen Wirtschaftsgüter (die „Fahrzeuge, Einrichtungsgegenstände und Anlagen“) sind in Nr. 2.12 der Disclosure Schedule (Anlage 2.12.) in einer vollständigen und der Wahrheit entsprechenden Liste einzeln aufgeführt und kurz beschrieben. Mit Ausnahme der in Nr. 2.12 der Disclosure Schedule aufgeführten Fahrzeuge, Einrichtungsgegenstände und Anlagen ist die Gesellschaft Eigentümerin und in vollem Recht ohne irgendwelche Rechtsmängel oder Widersprüche, Sicherungsrechte, Pfandrechte oder Belastungen—gleich welcher Art—an sämtlichen Fahrzeugen, Einrichtungsgegen-ständen und Anlagen, die in Nr. 2.12 der Disclosure Schedule als ihr Eigentum ausgewiesen sind, sowie an sämtlichen Maschinen, Anlagen, Einrichtungsgegen-ständen, Warenbeständen, Außenständen und sonstigen beweglichen und unbeweglichen Vermögensgegenständen, die in der jeweiligen Bilanz aufgeführt sind und an allen Vermögensgegenständen, die seit dem jeweiligen Abschlußstichtag von der Gesellschaft erworben wurden, mit Ausnahme von Verkäufen und Veräußerungen, die seit dem Abschlußstichtag im Rahmen des gewöhnlichen Geschäftsbetriebs und in Übereinstimmung mit der bisherigen Praxis getätigt wurden. Soweit nicht in Nr. 2.12 der Disclosure Schedule erwähnt, bestehen keine Rechtsmängel, Einwen-dungen, Sicherungsrechte, Pfandrechte, Hypotheken oder Belastungen, die den Wert der jeweils betroffenen Vermögens-gegenstände mindern oder deren Eignung zur Nutzung im Rahmen des gewöhnlichen Geschäftsbetriebs beeinträchtigen. Soweit in granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as “Vehicles, Furniture, Fixtures and Equipment Leases”). Except as disclosed in Section 2.12 of the Disclosure Schedule, the Company is not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any provision of any of the Vehicles, Furniture, Fixtures and Equipment Leases. Except as disclosed in Section 2.12 of the Disclosure Schedule, the Vehicles, Furniture, Fixtures and Equipment and other personal property now owned, leased or used by the Company is sufficient and adequate to carry on its business as presently conducted and all items thereof are in good operating condition and repair. Except as disclosed in Section 2.12 of the Disclosure Schedule, the Company does not hold any personal property of any other person, firm or corporation pursuant to any consignment or similar arrangement.

Nr. 2.12 der Disclosure Schedule nichts Gegenteiliges aufgeführt ist, ist die Gesellschaft aufgrund rechtswirksamer und durchsetzbarer Mietverträge hinreichend zum Mietbesitz und zur Übertragung aller Fahrzeuge, Einrichtungsgegenstände und Anlagen, die in Nr. 2.12 der Disclosure Schedule als von ihr gemietet ausgewiesen sind, berechtigt. Keine der Fahrzeuge, Einrichtungsgegenstände und Anlagen sind weiter vermietet worden und es wurden keine Genehmigungen erteilt oder Vereinbarungen geschlossen, durch die irgendeiner Person Nutzungsrechte an diesen Gegenständen gewährt werden (alle solchen Miet—  oder Untermietverträge, Genehmigungen und sonstigen Vereinbarungen werden nachstehend gemeinsam als „Mietverträge über Fahrzeuge, Einrichtungsgegenstände und Anlagen“ bezeichnet). Soweit nicht in Nr. 2.12 der Disclosure Schedule angegeben, hat die Gesellschaft weder irgendwelche Bestimmungen der Mietverträge über Fahrzeuge, Einrichtungsgegenstände und Anlagen verletzt noch befindet sie sich in Verzug mit der Erfüllung dieser Verträge (und es ist kein Ereignis eingetreten, das nach ordnungsgemäßer Mahnung oder Zeitablauf oder beidem einen solchen Fristablauf oder Verzug begründen könnte). Soweit nicht in Nr. 2.12 der Disclosure Schedule aufgeführt, sind die derzeit im Eigentum der Gesellschaft stehenden oder von ihr gemieteten oder genutzten Fahrzeuge, Einrichtungsgegen-stände und Anlagen und sonstigen beweglichen Vermögensgegenstände für den derzeitigen Geschäftsbetrieb der Gesellschaft ausreichend und angemessen und sind betriebsfähig und in gutem Zustand. Soweit nicht in Nr. 2.12 der Disclosure Schedule erwähnt, besitzt die Gesellschaft keine beweglichen Vermögensgegenstände, die ihr von einer anderen Person, einem Unternehmen oder einer Gesellschaft aufgrund eines Konsignationsvertrages oder einer ähnlichen Vereinbarung überlassen wurden.

2.13 Intellectual Property	2.13 Geistiges Eigentum

(a)    The Company owns all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property used by the Company in connection with its business, which represents all intellectual property rights necessary to the conduct of its business as now conducted and presently contemplated. Except as stated in 2.13 c and d, all Intellectual Property owned by the Company is owned free and clear of security interests, liens, encumbrances or claims of any nature. The Company is in compliance with contractual obligations relating to the protection of such of the Intellectual Property as it uses pursuant to license or other agreement. There are no conflicts with or infringements of any Intellectual Property by any third party. Except as stated in 12.13 c and d, the conduct of the business of the Company as currently conducted or contemplated does not conflict with or infringe any intellectual property or other proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Sellers, threatened against the Company: (i) alleging any such conflict or infringement with any third party’s intellectual property or other proprietary rights; or (ii) challenging the Company’s ownership or use of, or the validity or enforceability of any Intellectual Property. Execution and delivery of this Agreement or consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property or create any rights or claims of third parties in respect thereof. As used herein, “Intellectual Property” shall mean all of the following, owned or used in the business of the Company: (i) trademarks and service marks, logos, trade dress, product configurations, trade names and other indications of origin, applications or

(a)    Die Gesellschaft ist Inhaberin sämtlichen Geistigen Eigentums, welches sie im Zusammenhang mit ihrem Geschäftsbetrieb nutzt, oder ist aufgrund von rechtswirksamen und durchsetzbaren Lizenzvereinbarungen zu dessen Nutzung berechtigt. Das von der Gesellschaft im Zusammenhang mit ihrem Geschäftsbetrieb genutzte Geistige Eigentum umfaßt sämtliche gewerblichen Schutzrechte, die für den gegenwärtig ausgeübten und geplanten Geschäftsbetrieb der Gesellschaft erforderlich sind. Sämtliches Geistiges Eigentum im Eigentum der Gesellschaft ist frei von jeglichen Sicherheitsrechten, Pfandrechten, Belastungen und sonstigen Ansprüchen jedweder Art mit Ausnahme der in 2.13. c) und d) genannten. Die Gesellschaft befindet sich in Übereinstimmung mit sämtlichen vertraglichen Verpflichtungen im Hinblick auf den Schutz des Geistigen Eigentums, welches sie aufgrund von Lizenzvereinbarungen oder sonstigen Verträgen nutzt. Es bestehen keine Streitigkeiten mit Dritten oder Rechtsverletzungen durch Dritte in bezug auf Geistiges Eigentum. Durch die derzeit ausgeübte oder geplante Geschäftstätigkeit der Gesellschaft werden keine gewerblichen Schutzrechte oder schutzrechtsähnliche Positionen Dritter verletzt mit Ausnahme der in 2.13. c) und d) genannten. Es bestehen und—soweit den Verkäufern bekannt ist—drohen auch keine Ansprüche, Klagen oder Verfahren gegen die Gesellschaft oder sind gegen die Gesellschaft anhängig (i) wegen eines behaupteten Widerspruchs oder einer behaupteten Verletzung von Schutzrechten oder schutzrechtsähnlichen Rechten Dritter oder (ii) wegen Einwendungen gegen die Inhaberschaft der Gesellschaft an dem Geistigen Eigentum oder gegen dessen Nutzung, Verwertung, Gültigkeit oder registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, research and development, business methods, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications or patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; and (vi) Internet Web sites, Web pages, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites.

Durchsetzbarkeit. Durch den Abschluß dieses Vertrages und die Durchführung der in diesem Vertrag vorgesehenen Rechtsgeschäfte wird kein Geistiges Eigentum verändert oder beeinträchtigt oder Rechte oder Ansprüche Dritter in Bezug darauf begründet. Für die Zwecke dieses Vertrages umfaßt der Begriff „Geistiges Eigentum“ die im Eigentum der Gesellschaft stehenden oder zur Ausübung der Geschäftstätigkeit der Gesellschaft genutzten (i) Warenzeichen und Dienstleistungsmarken, Logos, Handelsmarken, Produktkonfigu-rationen, Handelsnamen und sonstige Herkunftshinweise, damit verbundene Anmeldungen und Eintragungen in sämtlichen Gerichtsbarkeiten sowie der sich daraus ergebende Firmenwert; (ii) Erfindungen (patentfähig oder nicht), Entdeckungen, Verbesserungen, Ideen, Know-how, Formeln, Methodologie, Forschung und Entwicklung, Geschäfts-methoden, Prozesse, Technologien, Software (einschließlich „password unprotected interpretive code” oder Quellcode, Objektcode, Entwicklungsdokumentation, Programmierungs-Tools, Zeichnungen, Spezifikationen und Daten) sowie alle damit verbundenen Anmeldungen und Patente, gleich in welcher Gerichtsbarkeit, einschließlich Erneuerungen, Weiterent-wicklungen, Aufteilungen, teilweise Weiterentwicklungen, Verlängerungen und Erweiterungen; (iii) Geschäftsgeheimnisse einschließlich vertraulicher Informationen sowie das Recht, deren Nutzung oder Offenlegung zu beschränken; (iv) Urheberrechte an Schriftstücken, Designs, Software, Mask-Work oder sonstigen Werken und alle damit verbundenen Anmeldungen, Eintragungen und Urheber-persönlichkeitsrechte unter jedem anwend-baren Recht; (v) Rechte an Datenbanken; und (vi) Internet Websites, Webseiten, Domain-Namen und alle damit verbundenen Anmeldungen und Eintragungen sowie

sämtliche Urheberrechte und gewerblichen Schutzrechte, die im Zusammenhang mit irgendeiner Version der Websites der Gesellschaft genutzt werden oder darin enthalten sind.

(b)    Section 2.13(b) of the Disclosure Schedule sets forth a complete and current list of registrations/patents and applications pertaining to the Intellectual Property (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing Date have been paid. Except as listed in Section 2.13(b) of the Disclosure Schedule, no Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

(b)    Nr. 2.13(b) der Disclosure Schedule (Anlage 2.13. (b)) enthält eine vollständige und aktuelle Liste sämtlicher hinsichtlich des Geistigen Eigentums bestehenden Eintragungen/Patente und Anmeldungen („Eingetragenes Geistiges Eigentum“) sowie den Namen des eingetragenen Inhabers, das Datum der Anmeldung und der Eintragung und die jeweilige Gerichtsbarkeit. Sämtliches Eingetragene Geistige Eigentum ist rechtswirksam und gültig, in ordnungsgemäßer Form und durchsetzbar und sämtliche fälligen Gebühren, die vor oder am Abschlußstichtag für die Aufrechterhaltung fällig geworden sind, sind bezahlt. Mit Ausnahme des in Nr. 2.13(b) der Disclosure Schedule aufgeführten ist kein Eingetragenes Geistiges Eigentum Gegenstand eines Verfahrens vor einer Regierungsbehörde oder einer für Eintragungen zuständigen oder sonstigen Behörde in irgendeiner Gerichtsbarkeit, einschließlich „office actions” (Amtshandlungen) oder vorläufiger oder endgültiger Zurückweisung von Eintragungen in einer sonstigen Form.

(c)    Section 2.13(c) of the Disclosure Schedule sets forth a complete list of all agreements relating to the Intellectual Property or to the right of the Company to use the proprietary rights of any third party. Except as set forth in Section 2.13(c) of the Disclosure Schedule, the Company is not under any obligation to pay royalties or other payments in connection with any agreement, nor is the Company restricted from assigning its rights respecting Intellectual Property, nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of the obligations under

(c)    Nr. 2.13(c) der Disclosure Schedule (Anlage 2.13. (c)) enthält eine vollständige Liste sämtlicher Vereinbarungen hinsichtlich des Eingetragenen Geistigen Eigentums oder von schutzrechtsähnlichen Rechtspositionen Dritter, die die Gesellschaft nutzen darf. Soweit nicht in Nr. 2.13(c) der Disclosure Schedule aufgeführt, bestehen weder irgendwelche Verträge, nach denen die Gesellschaft zur Zahlung von Lizenzgebühren oder zu sonstigen Zahlungen verpflichtet ist, noch Beschränkungen hinsichtlich der Übertragung Geistigen Eigentums der Gesellschaft, noch begründet

this Agreement, in breach of any agreement relating to the Intellectual Property.	der Abschluß dieses Vertrages oder die Erfüllung der Verpflichtungen der Gesellschaft aus diesem Vertrag eine Verletzung einer Vereinbarung im Zusammenhang mit Geistigem Eigentum.

(d)    Except as listed in Section 2.13(d) of the Disclosure Schedule, no Intellectual Property is owned by any person or entity other than the Company or one or more of the Sellers. Section 2.13(d) of the Disclosure Schedule sets forth all agreements to which the Company is or was a party under which Intellectual Property was developed.

(d)    Soweit nicht in Nr. 2.13(d) der Disclosure Schedule (Anlage 2.13. (d)) aufgeführt, haben keine anderen Personen oder Unternehmen außer der Gesellschaft oder einem oder mehreren Verkäufern Eigentum am Geistigen Eigentum. Sämtliche Vereinbarungen, aufgrund derer Geistiges Eigentum entwickelt wurde und in denen die Gesellschaft Partei ist oder war, sind in Nr. 2.13(d) der Disclosure Schedule aufgeführt.

(e)    No present or former employee, officer or director of the Company, or agent or outside contractor of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property. Except for the litigation of patent claims relating to prior employment agreements, Dr. Robert Wenz and Dr. Jörg Meyer are not bound by any obligations or restrictions regarding intellectual property, confidentiality, non-disclosure or non-competition to any person other than the Company, including without limitation any obligations owing to their former employer, with the exception of the defense of patent claims (rights) arising from former employments with E. Merck Darmstadt, Merck Biomaterialien und Biomet Merck.

(e)    Keiner der derzeitigen oder früheren Arbeitnehmer, leitenden Angestellten oder Geschäftsführer oder freien Mitarbeiter oder Berater der Gesellschaft ist direkt oder indirekt, ganz oder teilweise, Inhaber irgendwelcher Rechte am Geistigen Eigentum. Dr. Robert Wenz und Dr. Jörg Meyer unterliegen keinerlei Beschränkungen oder Verpflichtungen mit Ausnahme der Verteidigung von Patentansprüchen aus den früheren Arbeitsverhältnissen mit E. Merck Darmstadt, Merck Biomaterialien und Biomet Merck in Bezug auf gewerbliche Schutzrechte oder schutzrechtsähnliche Rechtspositionen, Vertraulichkeit, Geheimhaltung oder Wettbewerbsverbot gegenüber anderen Personen als der Gesellschaft. Sie unterliegen insbesondere keinen Beschränkungen oder Verpflichtungen gegenüber ihren früheren Arbeitgebern.

(f)    (i) None of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company for the benefit of any third party; and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any third party in the course of the

(f)    (i) Kein Element des Geistigen Eigentums wurde zum Nachteil der Gesellschaft zugunsten eines Dritten genutzt, offengelegt oder verwendet und (ii) kein Arbeitnehmer, Geschäftsführer oder freier Mitarbeiter oder Berater der Gesellschaft hat irgendwelche Geschäftsgeheimnisse oder sonstige vertrauliche Informationen eines Dritten im

performance of his or her duties as an employee, independent contractor or agent of the Company.	Rahmen der Erfüllung seiner Pflichten als Arbeitnehmer, Geschäftsführer oder freier Mitarbeiter oder Berater oder Beauftragter der Gesellschaft widerrechtlich verwendet.

(g)    Neither the Company’s transmission, reproduction, use, display or modification (including framing and linking Web site content) or other practices infringe or violate any proprietary or other right of any third party and no claim relating to such infringement or violation is pending, or threatened.

(g)    Keine von der Gesellschaft vorgenommene Übermittlung, Vervielfältigung, Nutzung, Anzeige oder Änderung (einschließlich Framing und Linking von Website-Inhalten) und keine der sonstigen Verfahren stellen eine Verletzung von Schutzrechten oder sonstigen Rechten Dritter dar und es sind keine Verfahren wegen solcher Verletzungen anhängig oder zu erwarten.

(h)    Except as set forth in Section 2.13(h) of the Schedule, the Company owns or has the right to use and disclose, without the consent of any third party, all computer software, software systems and databases and all other information systems used in the business of the Company.

(h)    Soweit nicht in Nr. 2.13(h) der Disclosure Schedule (Anlage 2.13. (h)) anders aufgeführt, ist die Gesellschaft entweder Eigentümerin aller Computer-Softwareprogramme, Software-Systeme und Datenbanken und sonstigen Informationssysteme, die von der Gesellschaft im Geschäftsbetrieb eingesetzt werden oder sie ist zu deren Nutzung und Offenlegung berechtigt, ohne daß es der Zustimmung eines Dritten bedarf.

2.14 Licenses, Permits and Governmental Approvals	2.14. Erlaubnisse, behördliche und sonstige Genehmigungen

(a)    Section 2.14(a) of the Disclosure Schedule sets forth a true and complete list of all licenses, health or other permits, authorizations and approvals issued or granted to the Company by any governmental authority (each a “License” and, collectively, the “Licenses”), and all pending applications therefore. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License has been issued to, and duly obtained and fully paid for by, the holder thereof and is valid, in full force and effect, and not subject to any

(a)    Nr. 2.14(a) der Disclosure Schedule (Anlage 2.14. (a)) enthält eine wahrheitsgetreue und vollständige Liste sämtlicher behördlicher Erlaubnisse und Genehmigungen, die der Gesellschaft erteilt wurden (nachstehend jeweils als „Genehmigung“ oder gemeinsam als „Genehmigungen“ bezeichnet), einschließlich sämtlicher laufenden Anträge zur Erteilung von Genehmigungen, jeweils mit einer kurzen Beschreibung einschließlich Angaben über das Datum, an dem die jeweilige Genehmigung beantragt und erteilt wurde, das Datum des Ablaufs und den aktuellen Stand. Sämtliche Genehmigungen pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

wurden auf den jeweiligen Inhaber ausgestellt und von diesem ordnungsgemäß eingeholt und ggf. bezahlt und sind wirksam und nicht widerrufen worden. Es wurden keine Verwaltungs—  oder Gerichtsverfahren eingeleitet oder angedroht, die einen Entzug, einen Widerruf, eine Aufhebung oder eine Nichtigerklärung einer solchen Genehmigung in irgendeiner Hinsicht zum Gegenstand haben.

(b)    The Company has all Licenses required, and such licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of the Company’s business in the manner now conducted and the occupancy and operation of its real property for their present uses. The Company is not in violation of any of the Licenses. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of the Company for any License ever been denied. The Company’s operations are not being conducted in a manner that violates in any material respect any of the terms or conditions under which any License was granted. Except as disclosed in Section 2.14(b) of the Disclosure Schedule, no License will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Sellers have delivered to the Buyer or its representatives true and complete copies of all the Licenses together with all amendments and modifications thereto.

(b)    Die Gesellschaft verfügt über sämtliche erforderlichen Genehmigungen, die sie benötigt, um ihren Geschäftsbetrieb wie bisher rechtmäßig fortzuführen und ihre Grundstücke für die gleichen Zwecke wie bisher zu nutzen. Die Gesellschaft verstößt nicht gegen irgendwelche Verpflichtungen aus diesen Genehmigungen. Keine der Genehmigungen wurde vorläufig oder endgültig widerrufen oder auf sonstige Weise aufgehoben, von der Zahlung eines Bußgelds abhängig gemacht oder einer Prüfung durch eine Verwaltungsbehörde oder ein Gericht unterzogen außer im Zusammenhang mit der Verlängerung oder dem Ablauf der jeweiligen Genehmigung. Keine der von der Gesellschaft beantragten Genehmigungen ist verweigert worden. Die Gesellschaft übt ihre Geschäftstätigkeit nicht in einer solchen Art und Weise aus, daß wesentliche Bestimmungen oder Voraussetzungen für die Erteilung der Genehmigung nicht eingehalten werden. Soweit Nr. 2.14 b der Disclosure Schedule (Anlage 2.14. (b)) keine anderweitigen Angaben enthält, haben die in diesem Vertrag vorgesehenen Transaktionen keinerlei Auswirkungen auf irgendwelche Genehmigungen und geben keinen Anlaß zu einer Aufhebung oder einem Widerruf einer Genehmigung. Die Kopien der Genehmigungen und die Änderungen und Ergänzungen, die der Käuferin oder deren Vertretern von den Verkäufern zur Verfügung gestellt wurden, entsprechen dem Original und sind vollständig.

2.15 Litigation	2.15. Rechtsstreitigkeiten

Except as set forth in Section 2.15 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or threatened, against the Sellers, the Company or its officers, directors, employees or agents involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by this Agreement (“Legal Proceedings”). Neither the Sellers nor the Company nor any of their or the Company’s assets or properties is subject to, nor does any basis exist for, any order, writ, judgment, award, injunction or decree of any court, governmental or regulatory authority or arbitrator, that affects the Shares or the Company’s assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

Außer den in Nr. 2.15 der Disclosure Schedule (Anlage 2.15.) aufgeführten sind keine Verfahren (einschließlich Ermittlungsverfahren und arbeitsrechtlicher Streitigkeiten) vor irgendeinem Gericht oder einer Verwaltungs—  oder Aufsichtsbehörde im In—  oder Ausland oder vor irgendeinem Schiedsrichter anhängig, die Vermögensgegenstände, Grundstücke oder Geschäftstätigkeiten der Gesellschaft zum Gegenstand haben oder die in diesem Vertrag vorgesehenen Rechtsgeschäfte betreffen und in denen die Verkäufer, die Gesellschaft oder deren leitende Angestellte, Geschäftsführer oder sonstige Arbeitnehmer Partei sind („Rechtsstreitigkeiten“), noch drohen solche. Weder die Verkäufer noch die Gesellschaft noch irgendwelche Vermögensgegenstände der Verkäufer oder der Gesellschaft sind Gegenstand oder geben Anlaß zu einer gerichtlichen, behördlichen oder schiedsrichterlichen Verfügung, Anordnung, Entscheidung, einstweiligen Verfügung oder Verordnung, die Auswirkungen auf die Anteile oder die Vermögensgegenstände, Grundstücke, Geschäfte oder Aussichten oder das Nettoeinkommen oder die finanziellen Verhältnisse der Gesellschaft hat oder die in diesem Vertrag vorgesehenen Transaktionen beeinträchtigen würde.

2.16 Contracts	2.16. Verträge

Section 2.16 of the Disclosure Schedule sets forth (subject to the dollar amount limitations of clause (ii) below) a true and complete list and a summary description showing the expiration dates of all contracts, agreements, instruments, commitments and other arrangements to which the Company is a party or otherwise relating to or affecting any of its assets, properties or operations including, without limitation, all written or oral, express or implied: (i) contracts,

Unter Nr. 2.16 der Disclosure Schedule (Anlage 2.16.)befindet sich eine vollständige und richtige Aufstellung (unter dem Vorbehalt der nachstehend unter (ii) vorgesehenen Euro-Begrenzung) mit einer kurzen Beschreibung und Angaben zum Ablaufdatum sämtlicher Verträge, Vereinbarungen, Urkunden, Verpflichtungs-erklärungen und sonstigen Abreden, in denen die Gesellschaft Partei ist oder die aus anderen Gründen in einer Beziehung zu den agreements and commitments not made in the ordinary course of business consistent with past practice; (ii) purchase contracts and supply contracts (in each case calling for payments greater than €5,000); (iii) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements and other documents or arrangements relating to the borrowing of money or for lines of credit; (iv) Real Property Leases or any subleases relating thereto, Vehicles, Furniture, Fixtures and Equipment Leases, Policies, Employment and Labor Agreements, any agreement relating to Intellectual Property, and all other agreements or arrangements described elsewhere herein; (v) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business consistent with past practice or for the grant of any options or preferential rights to purchase any assets, property or rights; (vi) documents granting any power of attorney with respect to the affairs of the Company; (vii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements; (viii) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation; (ix) partnership or joint venture agreements; (x) shareholder agreements or agreements relating to the issuance of any securities of the Company or the granting of any registrations rights with respect thereto; (xi) distribution agreements relating to third party sale of the Company’s products; and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the “Commitments” and individually as a “Commitment”). Each Commitment is valid, binding and enforceable against the

Vermögensgegenständen, Grundstücken oder Tätigkeiten der Gesellschaft stehen oder Auswirkungen auf dieselben haben. Hierzu gehören insbesondere sämtliche mündlichen und schriftlichen, ausdrücklichen und stillschweigenden (i) Verträge, Vereinbarungen und Verpflichtungen, die in Übereinstimmung mit bisheriger Praxis nicht im gewöhnlichen Geschäftsverkehr zustande gekommen sind; (ii) Kauf—  und Lieferverträge (die jeweils Zahlungen von mehr als € 5,000 vorsehen); (iii) Verträge, Darlehensverträge, Akkreditive, Rückkaufverträge, Hypotheken, Sicherungsvereinbarungen, Bürgschaften, Pfandverträge und sonstige Dokumente oder Vereinbarungen über die Aufnahme von Krediten oder über Kreditlinien; (iv) Grundstücksmietverträge und damit verbundene Untervermietungen, Miet—  oder Leasingverträge über Kraftfahrzeuge, Einrichtungsgegenstände und Anlagen, Policen, Arbeits—  und Anstellungsverträge, Vereinbarungen über gewerbliche Schutzrechte und Urheberrechte sowie sämtliche Verträge, die an einer anderen Stelle in diesem Vertrag beschrieben sind; (v) Verträge und sonstige Abmachungen über den Verkauf oder die Abtretung von Vermögensgegenständen, Grundstücken oder Rechten mit Ausnahme solcher, die in Übereinstimmung mit bisheriger Praxis nicht im gewöhnlichen Geschäftsverkehr zustande gekommen sind; (vi) Dokumente, in denen im Zusammenhang mit den Tätigkeiten der Gesellschaft Vollmachten erteilt werden; (vii) Bürgschaftsverträge, Vertragserfüllungsgarantien, Verträge zur Erhaltung des Working Capital oder sonstige Garantieverträge; (viii) wettbewerbsbeschränkende Vereinbarungen hinsichtlich jeder Art von Tätigkeit mit jeder Art von Personen oder Gesellschaften und Unternehmen, über (ix) Gesellschafts—  oder Joint Venture-Verträge; (x) Vereinbarungen zwischen Gesellschaftern oder Verträge über parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Company has performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or breach of in respect of, any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. No other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all the Commitments and a copy of every default notice received by the Sellers or the Company since July 1, 2001 with respect to any of the Commitments. Except as specifically set forth in Section 2.16 to the Disclosure Schedule, execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the termination or modification of any Commitment or in the incurrence by the Company of any penalty or other payment thereunder that would not otherwise have been payable.

die Ausgabe von Schuldverschreibungen der Gesellschaft; Vereinbarungen mit Dritten über den Vertrieb der Produkte der Gesellschaft; (xii) sämtliche Änderungen, Ergänzungen, oder Verlängerungen eines der oben genannten Verträge (nachstehend jeweils einzeln als „Verpflichtung“ und gemeinsam als „Verpflichtungen“ bezeichnet). Sämtliche Verpflichtungen sind wirksam, bindend und gegenüber den jeweiligen Vertragspartnern gemäß den darin enthaltenen Bedingungen durchsetzbar und sind bei Abschluß dieses Vertrages in Kraft. Die Gesellschaft hat alle ihre Verpflichtungen aus den oben genannten Verpflichtungen erfüllt und insbesondere sämtliche in diesen Verpflichtungen vorgesehenen Miet—  und sonstigen Zahlungen geleistet und befindet sich mit der Erfüllung dieser Verpflichtungen nicht in Verzug und es ist kein Ereignis eingetreten, das aufgrund ordnungsgemäßer Mahnung oder Zeitablauf oder beidem einen solchen Fristablauf oder Verzug begründen würde. Keine der Parteien der Verpflichtungen befindet sich mit der Erfüllung ihrer Verpflichtungen in Verzug und es ist kein Ereignis eingetreten, das mit ordnungsgemäßer Benachrichtigung oder Zeitablauf oder beidem einen solchen Verzug begründen würde. Die Verkäufer haben der Käuferin wahrheitsgetreue und vollständige Originale oder Kopien sämtlicher Verpflichtungen sowie eine Kopie jeder Anspruchsgeltendmachung oder Mahnung („Default Notice“), die die Verkäufer oder die Gesellschaft ab 01.07.2001 im Zusammenhang mit den Verpflichtungen erhalten haben, übergeben. Soweit nicht ausdrücklich in Nr. 2.16 der Disclosure Schedule aufgeführt, bewirken weder der Abschluß oder die Übergabe dieses Vertrages noch die Durchführung der in diesem Vertrag vorgesehenen Transaktionen eine Beendigung oder Änderung irgendeiner Verpflichtung oder führen dazu, daß der Gesellschaft aus einer solchen Verpflichtung irgendwelche Vertragsstrafen oder sonstigen Zahlungsverpflichtungen entstehen, die sonst nicht entstanden wären.

2.17 Accounts Receivable	2.17. Forderungen

All accounts receivable payable to the Company as of December 31, 2002 are current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with generally accepted accounting principles applied consistently with prior practice) carried on the books of the Company, and are not subject to any counterclaims or set-offs. Except as set forth in Section 2.17 of the Disclosure Schedule, none of such accounts receivable is past due more than 90 days. Except as set forth in Sec. 2.17 of the Disclosure Schedule, since January 01, 2003 and until and including the Closing Date the Company has not undertaken any transaction which would expose the Company to a liability in excess of € 5,000 in each single case.

Sämtliche Forderungen der Gesellschaft zum 31.12.2002 sind aktualisiert und sind mindestens in Höhe des in den Büchern der Gesellschaft ausgewiesenen Gesamtbetrags einziehbar (nach Abzug der Rückstellungen, die in Übereinstimmung mit bisheriger Praxis nach den Grundsätzen ordnungsmäßiger Buchführung gebildet wurden) und sind nicht Gegenforderungen ausgesetzt oder Gegenstand von Aufrechnungen. Soweit in Nr. 2.17 der Disclosure Schedule (Anlage 2.17.) nichts anderes angegeben ist, ist keine der Forderungen mehr als 90 Tage im Rückstand. Mit Ausnahme der in Nr. 2.17 der Disclosure Schedule aufgeführten, hat die Gesellschaft seit dem 01.01.2003 bis einschließlich des Übergangsstichtages keine Rechtsgeschäfte vorgenommen, die für die Gesellschaft Verbindlichkeiten von jeweils mehr als € 5.000,—   begründen.

2.18 Inventories	2.18. Vorräte

Section 2.18 of the Disclosure Schedule lists all inventories of the Company as of December 31, 2002. The inventories of the Company reflected on the balance sheet of the Company included in the Financial Statements, or acquired by the Company after the date thereof and before the Closing Date, are carried at not in excess of the lower of cost or market value determined in accordance with generally accepted accounting principles. All inventory is owned by the Company free and clear of all liens and encumbrances

Sämtliche Vorräte der Gesellschaft zum 31. Dezember 2002 sind in Nr. 2.18 der Disclosure Schedule (Anlage 2.18)aufgeführt. Die Vorräte der Gesellschaft, die in der im Jahresabschluß enthaltenen Bilanz der Gesellschaft ausgewiesen sind oder von der Gesellschaft nach dem Bilanzstichtag und vor dem Übergangsstichtag erworben wurden, sind entweder zum Anschaffungspreis oder zu dem nach den Grundsätzen ordnungsgemäßer Buchführung ermittelten Marktwert ausgewiesen, je nachdem welcher Betrag niedriger ist. Sämtliche Bestände sind Eigentum der Gesellschaft und frei von jeglichen Pfandrechten oder Belastungen.

2.19 Employee Plans	2.19. Arbeitnehmervergünstigungspläne

(a)    Section 2.19(a) of the Disclosure Schedule sets forth a true and complete list of all bonus, vacation, severance, incentive, and other similar fringe or employee benefit arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current or former employees of the Company.

(a)    Die Liste der in Nr. 2.19(a) der Disclosure Schedule (Anlage 2.19. (a)) angegebenen Arbeitnehmervergünstigungspläne gibt sämtliche mündlichen und schriftlichen Vereinbarungen über Sondervergütungen, Urlaubsansprüche, Entlassungsabfindungen, Leistungszulagen und ähnliche Gehaltsnebenleistungen oder Arbeitnehmervergünstigungen, die für jeden der gegenwärtigen und früheren Mitarbeiter der Gesellschaft gelten, zu ihren Gunsten wirken oder sie betreffen, zutreffend und vollständig wieder.

(b)    Section 2.19(b) of the Disclosure Schedule contains a true and complete list showing the names of all employees who during the last fiscal year received, or in the current fiscal year are expected to receive, compensation (including commissions and bonuses) in excess of €20,000, together with a statement as to the full amount paid to each such employee for services rendered during the last fiscal year. The Company has not agreed to increase the compensation payable to any employee individually listed on Section 2.19(b) of the Disclosure Schedule in fiscal year 2003.

(b)    Nr. 2.19(b) der Disclosure Schedule (Anlage 2.19. (b)) enthält eine Liste der Namen aller Mitarbeiter, die im vergangenen Geschäftsjahr eine Vergütung (einschließlich Provisionen und Tantiemen) in Höhe von mehr als € 20,000 erhalten haben oder eine solche im laufenden Geschäftsjahr erhalten werden sowie eine Aufstellung der Gesamtbeträge, die an jeden einzelnen Mitarbeiter für die im vergangenen Geschäftsjahr erbrachten Dienstleistungen gezahlt wurden. Die Gesellschaft hat sich gegenüber keinem der unter Nr. 2.19(b) der Disclosure Schedule einzeln aufgeführten Mitarbeiter zu einer Erhöhung der Vergütung im Geschäftsjahr 2003 verpflichtet.

2.20 Transactions with Directors, Officers and Affiliates	2.20 Rechtsgeschäfte mit Geschäftsführern, leitenden Angestellten und verbundenen Unternehmen

Except as disclosed in Section 2.20 of the Disclosure Schedule, there have been no transactions between the Company and any Sellers’ or the Company’s director, officer, employee, stockholder or other “Affiliate” (as defined in Sec. 1 (2) of the Foreign Tax Act—Aussensteuergesetz—   or Sec. 15 of the General Tax Code—  Abgabenordnung—  ) of the Company or of one of the Sellers, including, without limitation, loans, guarantees or

Soweit nicht in Nr. 2.20 der Disclosure Schedule (Anlage 2.20.) aufgeführt, wurden keine Geschäfte zwischen der Gesellschaft und einem der Verkäufer oder einem Geschäftsführer, leitenden Angestellten, Mitarbeiter, Anteilseigner oder einem sonstigen „verbundenen Unternehmen“ (im Sinne des § 1(2) des Außensteuergesetzes oder § 15 der Abgabenordnung) der Gesellschaft oder eines der Verkäufer pledges to, by or for the Company from, to, by or for any of such persons. Since January 1, 2000, none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, to the extent such business enterprise does compete directly with the actual or presently intended business activities (development, manufacturing, production and loss of calcium phosphate cements, orthopedics, trauma science and spine surgery and related mixture systems) of the Company. Neither the Sellers nor any of their Affiliates (other than the Company) owns or has any rights in or to any of the assets, properties or rights used by the Company in the ordinary course of its business.

getätigt, insbesondere keine Darlehen, Bürgschaften oder Verpfändungen an oder durch die Gesellschaft oder zugunsten der Gesellschaft von, durch oder zugunsten einer dieser Personen. Seit dem 1. Januar 2000 war weder einer der leitenden Angestellten, Geschäftsführer oder Mitarbeiter der Gesellschaft noch ein Ehepartner oder Verwandter einer dieser Personen leitender Angestellter oder Geschäftsführer in oder direkt oder indirekt beteiligt an irgendeinem Unternehmen, einer Kapitalgesellschaft, einer Personengesellschaft oder irgendeines Unternehmens, das ein Lieferant, Kunde oder Handelsvertreter der Gesellschaft war oder mit der Gesellschaft im Wettbewerb stand oder im Geschäftszweig der Gesellschaft tätig war soweit diese mit den tatsächlichen oder derzeit geplanten geschäftlichen Aktivitäten (Entwicklung, Herstellung, Produktion und Vertrieb von Calziumphosphatzementen in der Orthopädie, Traumatologie und Wirbelsäulenchirurgie und dazugehörige Mischsysteme) der Gesellschaft in unmittelbarer Konkurenz steht. Weder die Verkäufer noch eines ihrer verbundenen Unternehmen (abgesehen von der Gesellschaft) sind Inhaber irgendwelcher Rechte an den von der Gesellschaft im gewöhnlichen Geschäftsbetrieb genutzten Vermögensgegenständen, Grundstücken oder Rechten.

2.21 Change in Ownership	2.21. Änderung der Gesellschafterverhältnisse der Gesellschaft

To the best of the Sellers’ knowledge, neither the purchase of the Shares by the Buyer nor the consummation of the transactions contemplated by this Agreement will result in any material adverse change in the business operations of the Company or in the loss of the benefits of any relationship with any customer or supplier.

Nach bestem Wissen der Verkäufer wird weder der Kauf der Anteile durch die Käuferin noch die Durchführung der in diesem Vertrag vorgesehenen Rechtsge-schäfte eine wesentliche Beeinträchtigung des Geschäftsbetriebs der Gesellschaft oder den Verlust der sich aus den Beziehungen zu Kunden und Lieferanten ergebenden Vorteile zur Folge haben.

2.22 Environmental Matters	2.22. Umweltangelegenheiten

Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:	Unbeschadet irgendwelcher gegenteiliger Bestimmungen in diesem Vertrag sowie zusätzlich zu den übrigen hierin enthaltenen Zusicherungen und Gewährleistungen:

(a)    The Company and its operations are and have been in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, “Environmental Laws”) and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively “Environmental Permits”) required under all Environmental Laws and are in compliance with all such Environmental Permits.

(a)    Die Gesellschaft und ihr Geschäftsbetrieb befinden und befanden sich im Einklang mit allen geltenden Gesetzen, Vorschriften und sonstigen Anforderungen von Regierungs—oder Regulierungsbehörden und haben sämtliche Verpflichtungen bezüglich giftiger oder gefährlicher Stoffe, Abfälle und Verschmutzungen sowie bezüglich der Gesundheit, Sicherheit und Umwelt erfüllt (gemeinsam als „Umweltgesetze“ bezeichnet) und alle nach Maßgabe von Umweltgesetzen erforderlichen Genehmigungen, Zustimmungen und sonstigen Erlaubnisse eingeholt und aufrechterhalten bzw. danach erforderliche Anmeldungen durchgeführt (gemeinsam als „Umweltgenehmigungen“ bezeichnet) und leisten den Bestimmungen aller dieser Umweltgenehmigungen Folge.

(b)    The Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person under any Environmental Laws, nor has the Company received notice of any such liability or any claim therefore.

(b)    Die Gesellschaft hat keinerlei Handlungen vorgenommen oder zugelassen, die im Rahmen von Umweltgesetzen zu einer Haftung anderen gegenüber führen könnten, noch hat sie auf andere Weise eine solche Haftung herbeigeführt oder Kenntnis von einer solchen Haftung oder dahingehenden Ansprüchen erhalten.

(c)    No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as “Hazardous Materials”) has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Company

(c)    Es sind auf, in, unter oder nahe den im Besitz der Gesellschaft befindlichen oder von dieser gemieteten oder gepachteten Vermögensgegenständen oder Grundstücken und in darauf oder darunter befindlichem Oberflächen—  oder Grundwasser keinerlei gefährliche Stoffe oder Abfälle, verun-reinigende Stoffe, Schad—  oder Giftstoffe (wie jeweils in einschlägigen Umwelt-

or any surface waters or groundwaters thereon or thereunder.	gesetzen definiert und hier gemeinsam als „gefährliche Stoffe“ bezeichnet) freigesetzt, gelagert oder abgeladen worden oder auf andere Weise dort hingelangt.

(d) Except as disclosed on Section 2.22 of the Disclosure Schedule, the Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks.	(d) Außer wie in Nummer 2.22 der Disclosure Schedule (Anlage 2.22) offengelegt, besitzt oder betreibt bzw. besaß oder betrieb die Gesellschaft keinerlei ober— oder unterirdische Vorratstanks.

(e)    With respect to any or all of the real properties leased by the Company: (i) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties; and (ii) there are no wetlands as defined under any Environmental Law located on any such properties according to the confirmation of the respective owner of such properties.

(e)    Im Hinblick auf bestimmte oder alle von der Gesellschaft gepachteten Grundstücke (i) befinden sich keinerlei asbestbeinhaltende Stoffe, Harnstoff-Formaldehyd-Isolierungen, PCB oder bleihaltige Anstriche auf diesen Grundstücken und (ii) befinden sich auf diesen Grundstücken keine Feuchtgebiete wie in Umweltgesetzen definiert gemäß der Bestätigung der jeweiligen Eigentümer.

(f)    None of the real properties leased by the Company: (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials; or (ii) is identified on a listing of sites which require or might require environmental cleanup.

(f)    Keines der von der Gesellschaft gepachteten Grundstücke (i) wurde oder wird derzeit für die Erzeugung, den Transport, die Lagerung, den Umschlag oder die Bearbeitung oder Entsorgung von gefährlichen Stoffen genutzt oder (ii) wird in einer Aufstellung von Standorten geführt, die einer Sanierung bedürfen oder bedürfen könnten.

(g)    No condition exists on any of the real properties leased by the Company that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

(g)    Es liegen auf von der Gesellschaft gepachteten Grundstücken keine Umstände vor, die bei einem Nichthandeln, durch Zeitablauf oder Benachrichtigung zu einer Haftung nach einem der Umweltgesetze führen würden.

(h) There are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other	(h) Es existieren keinerlei laufende Ermittlungen oder Verhandlungen, schwebende oder drohende Verwaltungs-, Gerichts— oder regulierungsbehördliche agreements in effect that relate to environmental conditions in, on, under, about or related to the Company, its operations or the real properties leased by the Company.

Verfahren, Anerkenntnisurteile oder sonstige Vereinbarungen, die sich auf Umweltangelegenheiten in, auf, unter, bei oder im Zusammenhang mit der Gesellschaft, ihrem Geschäftsbetrieb oder den von der Gesellschaft gepachteten Grundstücken beziehen.

2.23 Labor Matters	2.23. Arbeitsrechtliche Angelegenheiten

(a)    Except as set forth in Section 2.23(a) of the Disclosure Schedule: the Company is not a party to any collective bargaining agreement or other labor union contract (Betriebsvereinbarung) applicable to persons employed by the Company. A works council does not exist in the Company.

(a)    Außer wie in Nummer 2.23(a) der Disclosure Schedule (Anlage 2.23 (a)) niedergelegt, ist die Gesellschaft nicht Partei von Tarifverträgen oder sonstigen Vereinbarungen mit Gewerkschaften (Betriebsvereinbarungen) mit Geltung für von der Gesellschaft Beschäftigte. Die Gesellschaft hat keinen Betriebsrat.

(b) The Company does not retain persons which may be classified improperly as independent contractors (Scheinselbständige). All foreign nationals employed with the Company hold valid work permits.

(b)    Die Gesellschaft beschäftigt keine Personen, die als Scheinselbständige eingestuft werden können. Alle bei der Gesellschaft beschäftigten ausländischen Staatsangehörigen sind im Besitz gültiger Arbeitserlaubnisse.

2.24 Accuracy of Information	2.24. Richtigkeit von Informationen

None of the representations, warranties or statements of the Sellers contained in this Agreement, or in the Disclosure Schedule or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to the Company which is known or would on reasonable inquiry be known to the Sellers or to the Company’s directors or officers and which may be material to a purchaser for value of the Shares has been disclosed in writing to the Buyer and any such information arising on or before the Closing Date will forthwith be disclosed in

Keine der in diesem Vertrag oder in der Disclosure Schedule oder den Anlagen zum Vertrag enthaltenen Zusicherungen, Gewährleistungen oder Aussagen der Verkäufer enthält unrichtige Darstellungen wesentlicher Tatsachen oder läßt wesentliche Tatsachen aus, die erforderlich sind, damit diese Zusicherungen, Gewährleistungen oder Aussagen nicht irreführend sind. Alle sich auf die Gesellschaft beziehenden Informationen, die den Verkäufern oder den Geschäftsführern oder leitenden Angestellten der Gesellschaft bekannt sind oder nach Erkundigungen in angemessenem und zumutbarem Umfang bekannt wären und die für einen Erwerber der Anteile gegen Entgelt

33

writing to the Buyer. All projections included in any document provided to Buyer were made in good faith and based on reasonable assumptions.

wesentlich sein könnten, sind der Käuferin schriftlich offengelegt worden, und sämtliche Informationen, die am oder vor dem Abschlußstichtag bekannt werden, werden der Käuferin unverzüglich schriftlich offengelegt. Sämtliche in einem der der Käuferin zur Verfügung gestellten Dokumente enthaltenen Hochrechnungen oder Vorausplanungen wurden in gutem Glauben erstellt und beruhen auf vernünftigen Annahmen.

2.25 Accuracy of Books and Records	2.25. Richtigkeit von Büchern und Unterlagen

The books of account, stock record books, and other records of the Company, all of which have been made available to the Buyer, are complete and correct, accurately reflect in reasonable detail the transactions to which the Company is a party or by which its properties are bound in accordance with the applicable German generally accepted accounting principles and have been maintained in accordance with sound business practices.

Die Geschäftsbücher, Lagerbücher und sonstigen Unterlagen der Gesellschaft, welche sämtlich der Käuferin zur Verfügung gestellt worden sind, sind vollständig und zutreffend. Sie geben gemäß den allgemein anerkannten Grundsätzen ordnungsmäßiger Buchführung in Deutschland mit ausreichenden Einzelheiten die Transaktionen zutreffend wieder, an denen die Gesellschaft beteiligt ist oder durch die Grundstücke der Gesellschaft Verpflichtungen unterworfen sind. Die Geschäftsbücher, Lagerbücher und sonstigen Unterlagen der Gesellschaft sind in Befolgung ordnungsmäßiger Geschäftspraktiken geführt worden.

2.26 Sufficiency of Assets	2.26 Ausreichende Vermögensgegenstände

The assets, properties and rights of the Company constitute all of the assets, properties and rights which are used in the operation of the business of the Company and which are necessary or required for the conduct of such business as currently conducted and as proposed to be conducted. There are no material assets, properties or rights of any kind or nature that the Company has been using, holding or operating in its business that will not be used, held or owned by the Company immediately following the Closing. Without limiting the generality of

Die Vermögensgegenstände, Grundstücke und Rechte der Gesellschaft stellen sämtliche Vermögensgegenstände, Grundstücke und Rechte dar, die im Geschäftsbetrieb der Gesellschaft verwendet werden und die für die Führung der Geschäfte der Gesellschaft in der derzeitigen sowie in der geplanten Form erforderlich sind oder benötigt werden. Es gibt keine wesentlichen Vermögensgegenstände, Grundstücke oder Rechte gleich welcher Art oder Beschaffenheit, die von der Gesellschaft bisher in ihrem Geschäftsbetrieb genutzt the foregoing, the Company has all resources, including personnel and institutional know-how (together with non-proprietary know-how to be provided by third parties) to fully develop any products and product extensions currently contemplated by the Company. Such products and product extensions will be owned by the Company free and clear of any security interests, liens, encumbrances or claims of any nature, unless disclosed in Sec. 2.26 of the Disclosure Schedule.

wurden, sich in ihrem Besitz befanden oder von ihr betrieben wurden und die von der Gesellschaft unmittelbar nach dem Geschäftsabschluß nicht genutzt oder betrieben oder sich in ihrem Besitz befinden werden. Ohne Einschränkung der Allgemeingültigkeit des Vorstehenden verfügt die Gesellschaft über alle Ressourcen, einschließlich von Personal und institutionellem Know-how (gemeinsam mit von Dritten bereitzustellendem nicht gesetzlich geschütztem Know-how), um in vollem Umfang sämtliche zur Zeit von der Gesellschaft in Betracht gezogenen Produkte und Produkterweiterungen entwickeln zu können. Diese Produkte und Produkterweiterungen werden sich frei von jeglichen Sicherungs—  oder Pfandrechten, Belastungen oder Ansprüchen gleich welcher Art im Besitz der Gesellschaft befinden, soweit nicht in Nr. 2.26 der Disclosure Schedule (Anlage 2.26) aufgeführt.

2.27 No other Guarantees, Representations or Warranties	2.27 Keine weiteren Garantien, Zusicherungen oder Gewährleistungen

Except for the representations and warranties contained in this Article II., the Sellers make no other express or implied guarantee, representation or warranty to the Buyer. The parties agree that the representations and warranties set forth above are only designated for the specific remedies set forth in Article VI., and that these representations and warranties shall not serve to provide the Buyer with any other claims than those set forth in this Agreement, except in the event of fraud (Arglist). The representations and warranties set out in this Article II. Shall be deemed to be independent guarantees (selbständige Garantieversprechen, Sec. 311 para. 1 German Civil Code/BGB), and shall under no circumstances be construed as representations of the Sellers with respect to the quality of the purchase object within the

Außer den in dieser Nummer II enthaltenen Zusicherungen und Gewährleistungen geben die Verkäufer der Käuferin gegenüber keinerlei ausdrückliche oder stillschweigende Garantien, Zusicherungen oder Gewährleistungen. Die Parteien sind sich einig, daß die oben niedergelegten Zusicherungen und Gewährleistungen nur für die spezifischen in Nummer VI beschriebenen Rechtsmittel bestimmt sind und daß diese Zusicherungen und Gewährleistungen nicht dazu dienen sollen, der Käuferin über die in diesem Vertrag beschriebenen hinausgehende Ansprüche einzuräumen, mit Ausnahme von Fällen von Arglist. Die in dieser Nummer II beschriebenen Zusicherungen und Gewährleistungen gelten als selbständige Garantieversprechen im Sinne des § 311 (1)

meaning of Sec. 443 German Civil Code/BGB (Garantie für die Beschaffenheit der Sache). Therefore, the application of Sec. 444 German Civil Code/BGB is hereby unanimously waived and excluded by the parties. Should any court or arbitral tribunal determine that the representations and warranties of the Sellers pursuant to this Article II hereof are considered to be or to be treated as if they were guarantees within the meaning of Sec. 443 German Civil Code/BGB, and should, as a result thereof, any of the limitations provided in this Article II hereof be invalid or unenforceable, the parties herewith acknowledge and agree that the representations and warranties of the Sellers shall constitute agreements between the parties regarding characteristics (Beschaffenheitsvereinbarung) of the Company, their respective business, and the shares to be sold pursuant to Sec. 434 German Civil Code/BGB. In particular, no representation or warranty for the value, the past, present or future profitability of the Company is given.

BGB und sind unter keinen Umständen als Garantie der Verkäufer für die Beschaffenheit des Kaufgegenstandes im Sinne von § 443 BGB auszulegen. Daher wird von den Parteien hiermit einstimmig auf die Anwendung des § 444 BGB verzichtet und dieser ausgeschlossen. Sollte ein Gericht oder Schiedsgericht entscheiden, daß die Zusicherungen und Gewährleistungen der Verkäufer nach dieser Nummer II als Garantien im Sinne von § 443 BGB gelten oder so behandelt werden sollen, als stellten sie solche Garantien dar, und sollte als Ergebnis dessen eine der in dieser Nummer II dieses Vertrages vereinbarten Beschränkungen ungültig oder undurchsetzbar werden, so erkennen die Parteien hiermit an und vereinbaren, daß die Zusicherungen und Gewährleistungen der Verkäufer Beschaffenheitsvereinbarungen zwischen den Parteien bezüglich der Gesellschaft, ihrer jeweiligen Geschäftstätigkeit und den nach § 434 BGB zu verkaufenden Anteilen darstellen. Insbesondere wird keine Zusicherung oder Gewährleistung für den Wert oder die Ertragskraft der Gesellschaft in der Vergangenheit, der Gegenwart oder der Zukunft gegeben bzw. Übernommen.

§ III. REPRESENTATIONS AND WARRANTIES OF THE BUYER	§ III. ZUSICHERUNGEN UND GEWÄHRLEISTUNGEN DER KÄUFERIN

The Buyer hereby represents, warrants and agrees as follows:	Die Käuferin macht hiermit folgende Zusicherungen und übernimmt folgende Gewährleistungen und Verpflichtungen:

3.1 Corporate Organization	3.1. Gesellschaftsstruktur

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Belgium and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

Die Käuferin ist eine nach den Gesetzen des Königreiches Belgien ordnungsgemäß gegründete, rechtsgültig bestehende und angesehene Kapitalgesellschaft und verfügt über sämtliche erforderliche gesellschaftsrechtliche Vollmachten und

Befugnisse zum Besitz ihrer Grundstücke und Vermögensgegenstände und zum Betrieb ihres Geschäfts in der derzeitigen Form.

3.2 Validity of Agreement	3.2. Rechtswirksamkeit des Vertrages

The Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Buyer’s obligations hereunder have been duly authorized by the board of directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

Die Käuferin hat die gesellschaftsrechtlichen Befugnisse zum Abschluß dieses Vertrages und zur Erfüllung der sich daraus ergebenden Verpflichtungen. Der Abschluß dieses Vertrages sowie die Erfüllung der sich daraus ergebenden Verpflichtungen der Käuferin sind durch den Vorstand (Board of Directors) der Käuferin ordnungsgemäß genehmigt worden, und auf Seiten der Käuferin sind keine weiteren gesellschaftsrechtlichen Verfahrensschritte erforderlich, um diesen Abschluß und die Erfüllung zu autorisieren. Dieser Vertrag wurde von der Käuferin ordnungsgemäß ausgefertigt und begründet eine rechtsverbindliche Verpflichtung der Käuferin, deren Erfüllung gemäß den Bedingungen des Vertrages gegenüber der Käuferin erzwungen werden kann.

3.3 No Conflict or Violation; No Defaults	3.3. Keine Kollision, kein Verstoß, keine Verletzung

The execution, delivery and performance by the Buyer of this Agreement does not and will not violate or conflict with any provision of its Certificate of Incorporation or By-laws and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of its properties or assets where such violations, breaches or

Die Durchführung und Erfüllung dieses Vertrages durch die Käuferin begründen weder jetzt noch in Zukunft eine Verletzung der oder einen Widerspruch zu den Bestimmungen ihrer Gründungsurkunde oder Satzung oder einen Verstoß gegen eine Rechtsvorschrift oder einen Beschluß, ein Urteil oder eine Verordnung eines Gerichts oder einer sonstigen Regierungs—oder Regulierungsbehörde, noch begründen sie eine Verletzung der oder führen zu einer Nichteinhaltung von vertraglichen Pflichten oder (nach ordnungsgemäßer Mahnung oder durch Zeitablauf oder durch beides) zu einem Verzug im Hinblick auf Bestimmungen eines Vertrages, eines Miet—  oder Pachtvertrages, Darlehensvertrages, einer Hypothek, Besicherungsvereinbarung, Treuhandvertrages oder einer sonstigen defaults in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of the Buyer.

Vereinbarung oder Urkunde, zu deren Parteien die Käuferin zählt oder die sie vertraglich bindet oder der ihre Grundstücke oder Vermögensgegenstände unterliegen, noch führen sie zur Schaffung oder Auferlegung eines Pfand—  oder Sicherungsrechts oder einer Belastung gleich welcher Art hinsichtlich ihrer Grundstücke oder Vermögensgegenstände, sofern solche Verstöße, Verletzungen oder ein solcher Verzug in ihrer Gesamtheit eine wesentliche nachteilige Wirkung für die hierin in Betracht gezogenen Transaktionen oder die Vermögensgegenstände, Grundstücke, Geschäftstätigkeit oder den Betrieb der Gesellschaft, den Nettogewinn oder die finanzielle Situation der Käuferin hätten.

§ IV. COVENANTS	§ IV. VERPFLICHTUNGEN

4.1 Access to Properties and Records	4.1 Zugang zu Grundstücken und Unterlagen

The Sellers have afforded and have caused the Company to afford, to the Buyer and the Buyer’s accountants, counsel and representatives full access during normal business hours throughout the period from October 2002 until January 2003 to all the Company’s properties, books, contracts, Commitments and records (including, but not limited to, all environmental studies, reports and other environmental records) (“Due Diligence”) and, during such period, have furnished promptly to the Buyer all information concerning the Company’s business, properties, liabilities and personnel as the Buyer requested, provided that no investigation or receipt of information pursuant to this Section 4.1 did affect any representation or warranty of the Sellers or the conditions to the obligations of the Buyer. At the Buyer’s sole option, the Buyer shall be permitted, subject to any required landlord consent, which the Sellers will use their best

Die Verkäufer haben der Käuferin sowie den Wirtschaftsprüfern, Rechtsberatern und Vertretern der Käuferin zwischen Oktober 2002 und Januar 2003 während der üblichen Geschäftszeiten in vollem Umfang Zugang zu den Grundstücken, Büchern, Verträgen, vertraglichen Verpflichtungen und Unterlagen (einschließlich insbesondere aller Umweltstudien und—  berichte und sonstiger sich auf Umweltfragen beziehender Unterlagen) gewährt („Due Diligence“) und die Gesellschaft veranlasst, den oben Genannten einen solchen Zugang ebenfalls zu gewähren, und während dieses Zeitraums der Käuferin unverzüglich sämtliche von dieser verlangten Informationen zur Verfügung stellen, die die Geschäftstätigkeit, Grundstücke, Verbindlichkeiten sowie die Arbeitnehmer der Gesellschaft betreffen, vorausgesetzt, daß eine Untersuchung der Informationen bzw. der Erhalt von Informationen nach Maßgabe dieser efforts to obtain, to conduct testing and analysis of soil, groundwater, building components, tanks, containers and equipment to confirm the condition of the real property and improvements thereon.

Nummer 4.1 Zusicherungen oder Gewährleistungen der Verkäufer bzw. die Bedingungen für das Entstehen von Verpflichtungen für die Käuferin nicht berührt. Nach alleiniger Wahl der Käuferin ist es dieser gestattet, vorbehaltlich einer ggf. erforderlichen Genehmigung eines Vermieters — für deren Erlangung die Verkäufer sich nach besten Kräften einsetzen werden — Untersuchungen und Analysen des Bodens und des Grundwassers sowie von Gebäudebestandteilen, Tanks, Behältern und Einrichtungen vorzunehmen, um den Zustand des Grundstücks sowie von Grundstücksbestandteilen zu bestätigen.

4.2 Negotiations	4.2. Verhandlungen

From and after the date hereof, neither the Sellers, the Company nor its officers, directors, employees, Affiliates, stockholders, representatives, agents, nor anyone acting on behalf of them shall (i) solicit, initiate, knowingly encourage (including by way of furnishing information) or knowingly take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any debt or equity interest in, the Company or any merger, consolidation, business combination, sale of substantially all assets, sale, license or other transfer of any material assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay or materially dilute the benefits to the Buyer of this Agreement and the transactions contemplated hereby (collectively, the “Transaction Proposals”) or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any

Vom Datum dieses Vertrages an werden weder die Verkäufer noch die Gesellschaft, ihre leitenden Angestellten, Geschäftsführer oder Arbeitnehmer, mit der Gesellschaft verbundene Unternehmen, Anteilseigner, Vertreter oder Beauftragte noch für diese handelnde Personen (i) um eine Anfrage oder die Abgabe eines Angebots nachsuchen oder eine solche initiieren, wissentlich unterstützen (einschließlich durch die Zurverfügungstellung von Informationen) oder wissentlich andere Schritte unternehmen, die eine Anfrage oder die Abgabe eines Angebots ermöglichen, welches einen Erwerb oder Kauf eines wesentlichen Teils der Vermögensgegenstände der Gesellschaft oder der Schulden oder einer Beteiligung am Gesellschaftskapital der Gesellschaft oder eine Fusion, eine Verschmelzung, einen Unternehmenszusammenschluß, einen Verkauf im wesentlichen aller Vermögensgegenstände, einen Verkauf, eine Lizenzierung oder sonstige Übertragung von wesentlichen Vermögensgegenständen, einen Verkauf von Wertpapieren, eine Kapitalumschichtung, oder eine Abwicklung, Auflösung oder ähnliche Transaktion hinsichtlich der Gesellschaft oder eine discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, knowingly facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Sellers shall promptly communicate to the Buyer any inquiries or communications concerning any such Transaction Proposal which they may receive or of which they may become aware.

jegliche andere Transaktion darstellt bzw. von der man vernünftigerweise annehmen kann, daß sie dazu führen wird und deren Vollzug den Nutzen der Käuferin aus diesem Vertrag und den darin in Betracht gezogenen Transaktionen behindern, beeinträchtigen, verhindern, wesentlich verzögern oder wesentlich verwässern würde bzw. aufgrund derer man eine solche Behinderung, Beeinträchtigung, Verhinderung, Verzögerung oder Verwässerung vernünftigerweise erwarten könnte (gemeinsam die „vorgeschlagenen Transaktionen“), noch eine solche vorgeschlagene Transaktion vereinbaren oder dieser zustimmen oder (ii) Gespräche oder Verhandlungen im Hinblick auf eine der vorerwähnten Transaktionen vorschlagen, aufnehmen oder sich daran beteiligen, noch Dritten Informationen im Hinblick auf ihre Geschäftstätigkeit, Grundstücke oder Vermögensgegenstände oder eine der oben genannten Transaktionen zur Verfügung stellen oder in anderer Weise an Anstrengungen oder Versuchen Dritter zur Durchführung oder Erlangung einer der vorstehenden Transaktionen mitwirken, diese unterstützen, sich daran beteiligen, wissentlich ermöglichen oder ermuntern. Die Verkäufer haben von jeglichen Anfragen oder Mitteilungen hinsichtlich solcher vorgeschlagener Transaktionen, die sie ggf. erhalten oder die ihnen zur Kenntnis gelangen, der Käuferin unverzüglich Mitteilung zu machen.

4.3 Consents and Approvals	4.3 Zustimmungen und Genehmigungen

The Sellers shall use their best efforts to obtain, or cause the Company to obtain, all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement and the Escrow Agreement.

Die Verkäufer werden sich nach besten Kräften bemühen bzw. die Gesellschaft veranlassen, alle erforderlichen Zustimmungen, Verzichterklärungen, Erlaubnisse und Genehmigungen von sämtlichen in—  wie ausländischen Regierungs—  und Regulierungsbehörden sowie von allen sonstigen Personen, Unternehmen oder Gesellschaften einzuholen, welche im Zusammenhang mit der Ausfertigung und Durchführung dieses Vertrages und des Escrow-Vertrages durch sie erforderlich sind.

4.4 Further Assurances	4.4. Weitere Verpflichtungen

Upon the request of the Buyer at any time after the Closing Date, the Sellers will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its or its counsel may request in order to perfect title of the Buyer and its successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement and the Escrow Agreement.

Auf Verlangen der Käuferin werden die Verkäufer jederzeit nach dem Abschlußstichtag unverzüglich jegliche weiteren Abtretungs-, Übertragungs-, Grundstückübertragungs-, Bestätigungs-, Anweisungs—  oder Ermächtigungsurkunden oder sonstige Dokumente ausfertigen und zustellen, die die Käuferin oder deren Rechtsberater ggf. Verlangen, um das Eigentumsrecht der Käuferin und deren Rechtsnachfolger und Abtretungsempfänger an den Anteilen rechtswirksam werden zu lassen oder in anderer Weise die Zwecke dieses Vertrages und des Escrow-Vertrages herbeizuführen.

4.5 Best Efforts	4.5. Bemühenszusage

Upon the terms and subject to the conditions of this Agreement, each of the Sellers will use such Seller’s best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby and by the Escrow-Agreement.

Nach Maßgabe der Bestimmungen dieses Vertrages und vorbehaltlich von dessen Bedingungen wird jeder der Verkäufer sich nach besten Kräften bemühen, sämtliche Maßnahmen zu ergreifen bzw. Zu veranlassen, daß sämtliche Maßnahmen ergriffen werden und alles zu unternehmen bzw. Zu veranlassen, daß alles unternommen wird, was in Übereinstimmung mit geltendem Recht erforderlich, angebracht oder ratsam ist, um die hierin und im Escrow-Vertrag beabsichtigten Transaktionen so schnell wie praktisch möglich zu vollziehen und wirksam werden zu lassen.

4.6 Notice of Breach	4.6. Mitteilung einer Verletzung

Through the Closing Date, each of the parties hereto shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty,

Bis zum Übergangsstichtag wird jede der Vertragsparteien den anderen unverzüglich mit genügender Substantiierung schriftlich Mitteilung machen, sobald ihr Umstände zur Kenntnis gelangen, welche eine Verletzung

agreement or covenant contained in this Agreement.	einer in diesem Vertrag enthaltenen Zusicherung, Gewährleistung, Vereinbarung oder Versicherung darstellen können.

4.7 Intellectual and Industrial Property Transfer Agreements	4.7. Übertragungsverträge hinsichtlich geistiger Eigentumsrechte und gewerblicher Schutzrechte

The Sellers agree to enter into agreements with the Company until the signing hereof to transfer to the Company all intellectual and industrial property rights, patents, trademarks and utility and design models (together hereinafter referred to as the “IP Rights”) and to take any action in the future which may be necessary in order to maintain the IP-Rights.

Die Verkäufer verpflichten sich, Verträge zur Übertragung sämtlicher geistigen Eigentumsrechte und gewerblichen Schutzrechte, Patente, Markenzeichen und Gebrauchs—  und Geschmacksmuster (nachstehend gemeinsam als „Geistige Eigentumsrechte und Gewerbliche Schutzrechte” bezeichnet) bis zum Tag der Unterzeichnung dieses Vertrages mit der Gesellschaft zu schließen bzw. Auch zukünftig sämtliche Rechtshandlungen vorzunehmen, die zur Aufrechterhaltung der Geistigen Eigentumsrechte und Gewerblichen Schutzrechte erforderlich sind.

4.8 [intentionally omitted]	4.8 [entfällt]

4.9 Confidential Information	4.9 Vertrauliche Informationen

Each party hereto shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, received from another party hereto relating to the business and operations of the Company, the Buyer, their respective subsidiaries or Affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company’s

Keine Vertragspartei wird Informationen direkt oder indirekt Personen oder Organisationen offenlegen bzw. Informationen verwenden, die nicht der Öffentlichkeit frei zugänglich oder in der Branche allgemein bekannt sind, und zwar in jedweder Form, gleich ob diese vor oder nach dem Abschlußstichtag erworben wurden oder von einer anderen Vertragspartei erhalten und mit der Geschäftstätigkeit und den Unternehmungen der Gesellschaft, der Käuferin, deren jeweiligen Tochtergesellschaften oder verbundenen Unternehmen in Zusammenhang stehen, einschließlich insbesondere Informationen im Hinblick auf Kunden, Lieferanten, Leistungserbringer, Betriebsgeheimnisse,

products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, the Buyer or any of their respective subsidiaries or Affiliates.

Schulungsprogramme, Handbücher oder Unterlagen, technische Informationen, Verträge, Systeme, Betriebsabläufe, Adreßlisten, Know-how, Handelsmarken, Verbesserungen, Preislisten, Finanz—  oder andere Daten (einschließlich des Ertrags, der Kosten oder der Gewinne im Zusammenhang mit Produkten oder Dienstleistungen der Gesellschaft), Geschäftspläne, Codebücher, Rechnungen und sonstige Finanzausweise, Computerprogramme, Softwaresysteme, Datenbanken, Disketten, Ausdrucke, Pläne (geschäftlicher, technischer oder sonstiger Art), Kunden—  und Branchenlisten, Schriftwechsel, interne Berichte, Personalakten, Verkaufs—  und Werbematerial, Telefonnummern, Namen, Anschriften oder sonstige Informationssammlungen, gleich ob in schriftlicher Form vorliegend oder nicht, die im Rahmen der Geschäftstätigkeit der Gesellschaft, der Käuferin oder deren jeweiligen Tochtergesellschaften oder verbundenen Unternehmen genutzt werden oder wurden.

4.10 Non-Solicitation of Clients and Employees	4.10 Keine Abwerbung von Kunden und Mitarbeitern

Except as set forth on Schedule 4.10, during the Restricted Period (as defined in Section 4.12), the Sellers shall not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, partnership, corporation or other entity, (a) directly or indirectly solicit, endeavor to entice away from the Company, or otherwise directly or indirectly interfere with the relationship of the Company with any person or entity who, to the knowledge of any Seller, is employed by or otherwise engaged to perform services for the Company or (b) directly or indirectly solicit, endeavor to entice away from the Company, or otherwise directly or indirectly interfere with the relationship of the Company with any person or entity who, to the knowledge of any Seller is, or was within the then most recent three

Außer wie in Anlage 4.10 niedergelegt werden während des Beschränkungszeitraums (wie in Nummer 4.12 definiert) die Verkäufer weder direkt noch indirekt und weder für sich selbst noch im Namen von oder in Zusammenarbeit mit anderen Personen, Personen—  oder Kapitalgesellschaften oder sonstigen Organisationen (a) der Gesellschaft Personen oder Organisationen direkt oder indirekt abwerben oder von dieser wegzulocken versuchen, oder in anderer Weise direkt oder indirekt in die Beziehungen der Gesellschaft zu diesen Personen oder Organisation eingreifen, die nach Wissen eines der Verkäufer bei der Gesellschaft angestellt oder für diese in anderer Weise tätig sind oder (b) der Gesellschaft direkt oder indirekt Personen oder Organisationen abwerben oder von year period, a client or customer of the Company.

dieser wegzulocken versuchen oder in anderer Weise direkt oder indirekt in die Beziehungen der Gesellschaft zu Personen oder Organisationen eingreifen, die nach Wissen eines der Verkäufer Klienten oder Kunden der Gesellschaft sind bzw. Innerhalb des jeweils letzten Dreijahreszeitraums waren.

4.11 Cooperation on Tax Matters	4.11 Zusammenarbeit in Steuerfragen

The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return, statement, report or form, any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any pre-closing tax period, and to abide by all record retention agreements entered into with any taxing authority and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

Die Käuferin und die Verkäufer werden, sofern und soweit von der jeweils anderen Partei in vertretbarem Umfang verlangt, im Zusammenhang mit der Erstellung und Einreichung von Steuererklärungen, Aussagen, Berichten oder Formularen, Prüfungen, Rechtsstreitigkeiten oder sonstigen Verfahren im Hinblick auf Steuerangelegenheiten vollumfänglich zusammenarbeiten. Diese Zusammenarbeit umfaßt auch die Aufbewahrung sowie (auf Verlangen der jeweils anderen Partei) die Zurverfügungstellung von Unterlagen und Informationen, die bei vernünftiger Betrachtungsweise für eine solche Prüfung, Rechtsstreitigkeit oder sonstiges Verfahren relevant sind, sowie die Zurverfügungstellung von Mitarbeitern in für beide Seiten geeigneter Weise zur Bereitstellung von zusätzlichen Informationen sowie die Erläuterung von im Rahmen dieser Bestimmung zur Verfügung gestellten Unterlagen. Die Gesellschaft und die Verkäufer verpflichten sich, (i) alle Bücher und Unterlagen hinsichtlich von Steuerangelegenheiten bezüglich der Gesellschaft aufzubewahren, die sich auf Zeiträume vor dem Abschlußstichtag beziehen, sowie (ii) der anderen Partei vor der Vernichtung oder Entsorgung dieser Bücher und Unterlagen in angemessener und vertretbarer Weise Mitteilung zu machen, und falls die Partei dieses wünscht, werden die Gesellschaft bzw. Die Verkäufer wie jeweils zutreffend der jeweils anderen Partei gestatten, die Bücher und Unterlagen in Besitz zu nehmen.

4.12 Non-Competition	4.12 Wettbewerbsverbot

The Sellers acknowledge that the agreements and covenants contained in this Section are essential to protect the value of the Company’s business and assets and by virtue of their current relationship with the Company, the Sellers have obtained such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company’s substantial detriment. The Sellers also acknowledge that the Buyer has purchased all of the outstanding shares of the Company partially in reliance on the material covenants made by the Sellers in this Section, and that the Buyer would not have acquired the shares of the Company from the Sellers in the absence of the covenants made by the Sellers in this Section. Therefore, the Sellers agree that for the period commencing on the date of this Agreement and ending on the second anniversary of the Closing Date hereunder (such period is hereinafter referred to as the “Restricted Period”), the Sellers shall not participate or engage, directly or indirectly, for themselves or either of them or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity which competes directly with the actual or presently intended business activities (development, manufacturing, production and sale of calcium phosphate cements for the application in orthopaedics, trauma sciences and spine surgery and the relating mixture systems) of the Company.

Die Verkäufer erkennen an, daß die in diesem Abschnitt enthaltenen Vereinbarungen und vertraglichen Zusicherungen für den Schutz des Werts der Geschäftstätigkeit und der Vermögensgegenstände der Gesellschaft von wesentlicher Bedeutung sind und daß die Verkäufer aufgrund ihres bestehenden Verhältnisses zu der Gesellschaft Kenntnisse, Kontakte, Know-how, Schulungen und Erfahrungen erworben haben und daß eine wesentliche Wahrscheinlichkeit besteht, daß diese Kenntnisse, Know-how, Kontakte, Schulungen und Erfahrungen benutzt werden könnten, um einem Wettbewerber der Gesellschaft einen wesentlichen Vorteil zu verschaffen bzw. der Gesellschaft wesentlich zu schaden. Die Verkäufer erkennen ferner an, daß die Käuferin sämtliche Geschäftsanteile der Gesellschaft teilweise im Vertrauen auf die von den Verkäufern in diesem Abschnitt abgegebenen wesentlichen Versicherungen erworben hat und daß die Käuferin bei Nichtvorliegen der von den Verkäufern in diesem Abschnitt abgegebenen Versicherungen die Anteile der Gesellschaft nicht von den Verkäufern erworben hätte. Daher verpflichten sich die Verkäufer, sich während eines Zeitraums, der mit dem Datum dieses Vertrages beginnt und am zweiten Jahrestag des in diesem Vertrag bestimmten Abschlußstichtags endet (dieser Zeitraum wird nachstehend als „Beschränkungszeitraum“ bezeichnet), weder direkt noch indirekt für sich selbst noch für einen einzelnen von ihnen noch im Namen von oder in Zusammenarbeit mit einer Person, Personen—  oder Kapitalgesellschaft oder sonstigen Organisation, gleich ob als Arbeitnehmer, Vertreter, leitender Angestellter, Vorstandsmitglied, Anteilseigner, Teilhaber, Mitunternehmer im Rahmen eines Joint

Venture, Investor oder auf sonstige Weise an einer Geschäftstätigkeit zu beteiligen oder eine solche aufzunehmen, wenn diese in einer Tätigkeit besteht, die mit den tatsächlichen oder derzeit geplanten geschäftlichen Aktivitäten (Entwicklung, Herstellung, Produktion und Verkauf von Calziumphosphatzementen für die Anwendung in der Orthopädie, Traumatologie und Wirbelsäulenchirurgie und dazugehörige Mischsysteme) der Gesellschaft in unmittelbarer Konkurrenz steht.

§ V. CONDITIONS PRECEDENT	§ V. AUFSCHIEBENDE BEDIN-GUNGEN

5.1 Transfer of the Shares	5.1. Übertragung der Anteile

The Share transfer shall become effective in rem upon the payment of the Initial Purchase Price to the Sellers as set forth in Section 1.3, the receipt of which the Sellers shall confirm to the Buyer in writing.

Die Übertragung der Anteile wird mit Zahlung des Anfangskaufpreises (Initial Purchase Price) an die Verkäufer wie in Nummer 1.3 bestimmt dinglich wirksam, wobei die Verkäufer der Käuferin den Erhalt des Anfangskaufpreises (Initial Purchase Price) schriftlich zu bestätigen haben.

5.2 Conditions Precedent for Payment of Initial Purchase Price	5.2 Aufschiebende Bedingungen für die Zahlung des Anfangskaufpreises

The payment of the Initial Purchase Price shall become due and payable in accordance with Section 1.3 of this Agreement upon the fulfillment of the following conditions precedent:	Der Anfangskaufpreis ist gemäß den Bestimmungen aus § 1.3 dieses Vertrages zur Zahlung fällig, sobald sämtliche folgenden aufschiebenden Bedingungen eingetreten sind:

—(a) Employment Agreements of Dr. Robert Wenz and Dr. Jörg Meyer with the Company have been signed by Dr. Robert Wenz and Dr. Jörg Meyer and delivered to the Buyer;

—(a)    Einseitige Unterzeichnung der Anstellungsverträge zwischen Herrn Dr. Robert Wenz und Herrn Dr. Jörg Meyer mit der Gesellschaft durch Herrn Dr. Wenz und Herrn Dr. Meyer und Übergabe der unterzeichneten Verträge an die Käuferin;

—(b) Agreements between the Sellers and the Company with regard to the transfer of IP-Rights pursuant to Sec. 4.7 hereof have been duly signed;	—(b) Abschluß der Verträge zwischen Verkäufern und der Gesellschaft hinsichtlich der Übertragung der geistigen Eigentumsrechte und gewerblichen Schutzrechte gemäß § 4.7 dieses Vertrages;

—(c) The Escrow Agreement has been signed.	—(c) Abschluß des Escrow-Vertrages.

§ VI. INDEMNIFICATION	§ VI. FREISTELLUNG

6.1 Damages	6.1. Schadenersatz

If any of the representations and warranties of the Sellers contained in Article II is not true and/or incomplete or in the event of the failure of any Seller to perform or observe any covenant or agreement contained herein (an “Event of Sellers’ Breach”), the Buyer shall have the right to demand that the Sellers bring about the situation that would exist if such representation or warranty were true and/or complete or such covenant or agreement performed (Naturalrestitution) within thirty (30) days after the receipt of a respective request in writing of the Buyer. If (i) the Sellers do not so bring about the situation, or (ii) the bringing about of the situation that would exist if such representation or warranty were true and / or complete or such covenant or agreement performed is impossible or would require interference with the business of the Company, the Sellers shall be liable to the Buyer for damages for such breach or non-performance (Schadenersatz wegen Nichterfüllung). The liability for such breach or non-performance shall be limited to € 200,000.00 in the maximum. Claims for consequential damages (Mangelfolgeschäden) and lost profits (entgangener Gewinn) are hereby expressly waived and excluded.

Sollte eine der von den Verkäufern in Nummer II gegebenen Zusicherungen oder Gewährleistungen unzutreffend und/oder unvollständig sein, oder sollte einer der Verkäufer eine der in diesem Vertrag enthaltenen Versicherungen oder Vereinbarungen nicht erfüllen oder befolgen (eine „Vertragsverletzung durch die Verkäufer“), so ist die Käuferin berechtigt, zu verlangen, daß die Verkäufer innerhalb von dreißig (30) Tagen nach Erhalt einer entsprechenden schriftlichen Aufforderung von der Käuferin die Situation herbeiführen, die vorliegen würde, wenn die Zusicherung oder Gewährleistung zutreffend und/oder vollständig wäre oder wenn die Versicherung oder Vereinbarung erfüllt worden wäre (Naturalrestitution). Wenn (i) die Verkäufer die Situation nicht wie verlangt herbeiführen oder (ii) die Herbeiführung der Situation, die vorliegen würde, wenn diese Zusicherung oder Gewährleistung zutreffend und/oder vollständig wäre oder wenn die Versicherung oder Vereinbarung erfüllt worden wäre, unmöglich ist oder einen Eingriff in die Geschäftstätigkeit der Gesellschaft erfordern würde, so übernehmen die Verkäufer gegenüber der Käuferin, oder nach Ermessen der Käuferin gegenüber der Gesellschaft, eine Haftung für Schadenersatz wegen Nichterfüllung. Die Schadensersatzpflicht ist beschränkt auf höchstens € 200.000,00. Auf Ansprüche für Mangelfolgeschäden und entgangenen Gewinn wird hiermit ausdrücklich verzichtet, und diese werden ausdrücklich ausgeschlossen.

6.2 Limitation of Losses/Remedy	6.2. Beschränkung von Verlusten/Rechtsmittel

Any obligation of the Sellers pursuant to Article II shall exist only to the extent: (i) the Buyer informed the Sellers without undue delay about the alleged breach of the respective representation, warranty, covenant or agreement; and (ii) the Buyer shall be obligated to mitigate any damages of which it becomes aware in connection with this Agreement.

Eine Verpflichtung der Verkäufer gemäß Nummer II besteht nur, soweit (i) die Käuferin die Verkäufer unverzüglich von der angeblichen Verletzung der betreffenden Zusicherung, Gewährleistung, Versicherung oder Vereinbarung in Kenntnis gesetzt hat und (ii) die Käuferin verpflichtet ist, einen Schaden zu mindern, der ihr im Zusammenhang mit diesem Vertrag zur Kenntnis gelangt.

6.3 Limitation Period	6.3. Verjährungsfrist

Claims arising out of and in connection with this Agreement and its implementation, in particular claims for breach of representations, warranties, covenants and agreements herein, shall become time-barred (verjährt) on December 31, 2004. However, (i) claims for a breach of representations and warranties relating to defects of title shall become time-barred five (5) years after the date hereof; and (ii) claims for a breach of representations and warranties relating to tax matters shall become time-barred six months after the relevant tax assessment has become final and non-appealable.

Ansprüche, die aus oder im Zusammenhang mit diesem Vertrag und dessen Umsetzung entstehen, insbesondere Ansprüche aufgrund einer Verletzung von in diesem Vertrag enthaltenen Zusicherungen, Gewährleistungen, Versicherungen und Vereinbarungen, verjähren am 31. Dezember 2004. Jedoch verjähren (i) Ansprüche aufgrund einer Verletzung von Zusicherungen und Gewährleistungen im Zusammenhang mit Rechtsmängeln fünf (5) Jahre nach dem Datum dieses Vertrages und (ii) Ansprüche aufgrund einer Verletzung von Zusicherungen und Gewährleistungen im Zusammenhang mit Steuerangelegenheiten verjähren sechs Monate, nachdem der betreffende Steuerbescheid bestandskräftig geworden ist.

6.4 Waiver/Exclusion	6.4. Verzicht/Ausschluß

Except in the event of fraud (Arglist) or as expressly stated in Article II, the Buyer hereby waives the further claims against the Sellers, including, without limitation, the right (i) to claim subsequent fulfillment (Nacherfüllung), including, without limitation, pursuant to Sec. 437(1) German Civil Code (BGB) in connection with Sec. 439 BGB, (ii) to withdraw from this

Außer im Fall von Arglist und außer wie ausdrücklich in Nummer II bestimmt, verzichtet die Käuferin hiermit auf weitere Ansprüche gegenüber den Verkäufern, einschließlich insbesondere auf das Recht (i) Nacherfüllung zu verlangen, insbesondere gemäß § 437 (1) BGB i.V.m. § 439 BGB, (ii) vom Vertrag zurückzutreten, insbesondere gemäß § 437 (2) BGB i.V.m. §§ 440, 323

Agreement (Rücktritt), including, without limitation, pursuant to Sec. 437(2) BGB in connection with Sec. 440, 323 and 326(5) BGB, (iii) to reduce the purchase price (Minderung), including, without limitation, pursuant to Sec. 437(3) BGB in connection with Sec. 440, 280, 283, 311(a) or 284 BGB, (v) to claim any other damages, including, without limitation, pursuant to Sec. 280 et seq. BGB or (vi) to claim any remedies pursuant to Sec. 313 BGB (Störung der Geschäftsgrundlage).

und 326 (5) BGB, (iii) den Kaufpreis zu mindern, insbesondere gemäß § 437 (3) BGB i.V.m. §§ 440, 280, 283, 311a oder 284 BGB, (v) sonstigen Schadenersatz zu verlangen, insbesondere gemäß §§ 280 ff BGB oder (vi) Rechtsmittel gemäß § 313 BGB wegen Störung der Geschäftsgrundlage in Anspruch zu nehmen

6.5 Indemnification	6.5. Haftungsfreistellung

The Buyer shall indemnify Sellers for future asserted claims that arise out of contracts disclosed in the Disclosure Schedule hereof that have been entered into by the Sellers in their individual capacities. However, such indemnification shall not apply to any claims against Sellers arising from acts or omissions comitted with gross negligence or intention.

Die Käuferin stellt die Verkäufer im Innenverhältnis von zukünftig geltend gemachten Ansprüchen aus Verträgen, die in der Disclosure Schedule zu diesem Vertrag aufgeführt sind und die die Verkäufer individuell verpflichten, frei. Diese Freistellung gilt jedoch nicht für Ansprüche gegen die Verkäufer aus grob fahrlässigen oder vorsätzlichen Handlungen oder Unterlassungen.

§ VII. MISCELLANEOUS PROVISIONS	§ VII. VERSCHIEDENE BESTIMMUNGEN

7.1 Publicity	7.1. Veröffentlichungen

On or prior to the Closing Date, the Sellers shall not, nor shall they permit their respective Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the Buyer. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

Die Verkäufer werden am oder vor dem Abschlußstichtag ohne die Zustimmung der Käuferin keinerlei Pressemitteilungen oder sonstige Ankündigungen im Hinblick auf diesen Vertrag oder die darin in Betracht gezogenen Transaktionen herausgeben bzw. eine solche Herausgabe veranlassen und es auch ihren jeweiligen verbundenen Unternehmen nicht gestatten, solche Pressemitteilungen oder sonstige Ankündigungen herauszugeben bzw. zu veranlassen. Dessenungeachtet wird die eine solche Herausgabe planende Partei im Falle, daß sie kraft Gesetz verpflichtet ist, diese Pressemitteilung oder Ankündigung herauszugeben, sich vor der Herausgabe derselben in gutem Glauben mit der jeweils anderen Partei abstimmen.

7.2 Successors and Assigns; No Third-Party Beneficiaries	7.2. Rechtsnachfolger und Abtretungsem-pfänger; keine Drittbegünstigten

This Agreement and the Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Buyer shall have the unrestricted right to assign this Agreement and/or to delegate all or any part of its obligations hereunder to any Affiliate of the Buyer or to any lender in connection with any financing. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Dieser Vertrag und der Escrow-Vertrag wirken zugunsten der Vertragsparteien sowie deren jeweiligen Rechtsnachfolgern und Abtretungsempfängern und bindet diese, wobei jedoch keine der Parteien die durch diesen Vertrag geschaffenen Verpflichtungen ohne die vorherige schriftliche Zustimmung der anderen Partei abtreten oder übertragen darf. Dessenungeachtet ist die Käuferin uneingeschränkt berechtigt, diesen Vertrag und/oder alle oder einen Teil ihrer Verpflichtungen an eins ihrer verbundenen Unternehmen oder im Zusammenhang mit einer Finanzierung an einen Darlehensgeber abzutreten oder zu übertragen. Keine Bestimmung dieses Vertrages verleiht Personen oder Organisationen, die nicht Vertragspartei sind, oder rechtlichen Vertretern solcher Personen oder Organisationen Rechte oder Rechtsmittel gleich welcher Art nach Maßgabe oder aufgrund dieses Vertrages.

7.3 Fees and Expenses	7.3. Honorare und Auslagen

Except as otherwise expressly provided in this Agreement and the Escrow Agreement, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Sofern nicht in diesem Vertrag und im Escrow-Vertrag ausdrücklich etwas anderes bestimmt ist, werden alle Anwalts— und Wirtschaftsprüferhonorare sowie sonstige Honorare, Kosten und Auslagen, die im Zusammenhang mit diesem Vertrag und den darin in Betracht gezogenen Transaktionen entstehen, von der Partei getragen, der die entsprechenden Honorare, Kosten oder Auslagen entstanden sind.

The fees for the notarization of this Agreement and the Escrow Agreement necessary for its execution and the expenses for the execution of the notarial deeds shall be bourne by the Buyer.	Die Kosten der für die Durchführung dieses Vertrages und des Escrow-Vertrages notwendigen notariellen Beurkundungen sowie die Kosten der Durchführung der notariellen Verträge trägt die Käuferin.

7.4 Notices	7.4. Mitteilungen

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or sent by facsimile (with evidence of confirmation of receipt) to the parties at the following addresses:

Alle Mitteilungen und sonstigen Benachrichtigungen, die nach Maßgabe dieses Vertrages gemacht oder erteilt werden, haben schriftlich zu erfolgen und gelten als ordnungsgemäß erfolgt bzw. erteilt, wenn sie persönlich übergeben oder als eingeschriebene Sendung (frankiert, mit Rückschein) oder Fax (mit Nachweis der Empfangsbestätigung) an die Parteien unter den folgenden Anschriften versandt wurden:

(a) If to the Buyer, to:	(a) bei Versand an die Käuferin an:

Kyphon Inc. 11350 Bordeaux Dr. Sunnyvale, CA 94089 Attention: Jeffrey Kaiser, Chief Financial Officer Facsimile: (650) 744-0357	Kyphon Inc. 41350 Bordeaux Dr. Sunnyvale, CA 94089 z. Hd.: Jeffrey Kaiser, Chief Financial Officer Fax: (650) 744-0357

with a copy to:	mit Kopie an:

Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 Attention: Jeffrey R. Poss, Esq. Facsimile: (212) 728-8111; and	Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 z. Hd. Herrn Jeffrey R. Poss Fax: (212) 728-8111 und

Willkie Farr & Gallagher Senckenberganlage 16 D-60325 Frankfurt am Main Germany Attention: Dr. Bernhard von Braun-schweig Facsimile: +49-69-79302-222;	Willkie Farr & Gallagher Senckenberganlage 16 D-60325 Frankfurt am Main Deutschland z. Hd. Herrn Dr. Bernhard von Braunschweig Fax: +49-69-79302-222

(b) If to any or all of the Sellers, to	(b) Bei Versand an einen oder alle Verkäufer an:

Karl Moch residing at Ernst-Eduard-Hirsch-Straße 19 61169 Friedberg	Herrn Karl Moch wohnhaft Ernst-Eduard-Hirsch-Straße 19 61169 Friedberg

with a copy to:	mit Kopie an:

Rechtsanwälte Strieder und Staubes Limburger Straße 28 65520 Bad Camberg Fax: +49 6434-5874	Rechtsanwälte Strieder und Staubes Limburger Straße 28 65520 Bad Camberg Fax: +49 6434-5874

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 7.4 are concerned unless such change shall have been given to such other party hereto as provided in this Section 7.4.

oder an andere Personen oder andere Anschriften wie jeweils von einer der Parteien durch Mitteilung in der gleichen Weise den anderen mitgeteilt, und eine solche Mitteilung oder Benachrichtigung gilt als am Datum der derartigen Versendung gemacht oder erteilt. Für Mitteilungen nach Maßgabe dieser Nummer 7.4 sind Änderungen dieser Anschriften nicht wirksam, wenn die Änderungen nicht der jeweils anderen Partei wie in dieser Nummer 7.4 vorgeschrieben mitgeteilt wurde.

7.5 Entire Agreement	7.5. Gesamter Vertrag

This Agreement, together with the Disclosure Schedule and the exhibits hereto and the Escrow Agreement, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Disclosure Schedule, exhibits, certificates and other documents delivered in accordance herewith. This Agreement and the Escrow Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Dieser Vertrag stellt zusammen mit den Disclosure Schedules (Anlagen) und deren Anlagen und dem Escrow-Vertrag die gesamte Übereinkunft und Vereinbarung der Parteien im Hinblick auf die hierin beschriebenen Transaktionen dar, und es wurden im Zusammenhang mit diesem Vertrag außer den hierin oder in den Disclosure Schedules oder den Anlagen, Bescheinigungen und sonstigen nach Maßgabe des Vertrages zugestellten Unterlagen ausdrücklich übernommenen Zusicherungen oder Gewährleistungen keinerlei Zusicherungen oder Gewährleistungen übernommen. Dieser Vertrag und der Escrow-Vertrag ersetzen alle vorangegangenen Verhandlungen, Gespräche, Schriftwechsel, Mitteilungen, Übereinkünfte und Vereinbarungen zwischen den Parteien bezüglich des Gegenstands dieses Vertrages sowie alle älteren Entwürfe dieses Vertrages, welche alle in diesen Vertrag eingegangen sind. Ältere Entwürfe und aus solchen stammende Begriffe oder Formulierungen sind als Beweismittel in Rechtssachen und Verfahren im Zusammenhang mit diesem Vertrag nicht zulässig.

7.6 Waivers and Amendments	7.6. Verzicht und Änderungen

The Sellers or the Buyer may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this

Die Verkäufer oder die Käuferin können durch schriftliche Mitteilung an die jeweils anderen (a) die Frist für die Erfüllung von Pflichten oder sonstigen Handlungen der anderen verlängern, (b) im Hinblick auf Unrichtigkeiten in den in diesem Vertrag enthaltenen Zusicherungen oder Gewährleistungen der jeweils anderen Partei einen Verzicht leisten, (c) auf die Befolgung bzw. Erfüllung der in diesem Vertrag

Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto insofar as notarization is not required.

enthaltenen Versicherungen der jeweils anderen Partei verzichten, (d) auf die Erfüllung von nach Maßgabe dieses Vertrages geschaffenen Verpflichtungen verzichten oder (e) auf die Erfüllung von Bedingungen für das Entstehen von Verpflichtungen für sich selbst nach Maßgabe dieses Vertrages verzichten. Ein Verzicht einer Partei im Hinblick auf eine Verletzung einer Bestimmung dieses Vertrages gilt nicht als Verzicht im Hinblick auf eine spätere Verletzung, gleich ob ähnlich oder nicht, noch ist er als solcher auszulegen, es sei denn, mit diesem Verzicht wird ausdrücklich erklärt, daß er als fortdauernder Verzicht auszulegen ist. Dieser Vertrag kann nur durch eine von den Vertragsparteien ausgefertigte schriftliche Urkunde geändert, abgewandelt oder ergänzt werden, soweit nicht notarielle Form vorgeschrieben ist.

7.7 Severability	7.7. Salvatorische Klausel

If any clause of this Agreement should be invalid or unenforceable the remaining clauses of this Agreement shall remain in effect. The Parties undertake to replace the invalid or unenforceable clause by an enforceable clause which comes nearest to what the Parties intended or would have intended if they had considered this point.

Sollte eine Bestimmung dieses Vertrages unwirksam oder undurchführbar sein, so wird die Wirksamkeit der übrigen Bestimmungen dieses Vertrages hiervon nicht berührt. Die Parteien verpflichten sich, anstelle der unwirksamen oder undurchführbaren Bestimmung eine wirksame Bestimmung zu vereinbaren, die dem an nächsten kommt, was die Parteien gewollt haben oder gewollt haben würden, falls sie diesen Punkt bedacht hätten.

7.8 Titles and Headings	7.8. Titel und Überschriften

The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Die Überschriften der in diesem Vertrag enthaltenen Abschnitte und Absätze sowie jegliche Inhaltsverzeichnisse dienen allein der erleichterten Bezugnahme und berühren die Bedeutung oder Auslegung des Vertrages und der Vorschriften und Bestimmungen desselben nicht.

7.9 [intentionally omitted]	7.9. [entällt]

7.10 Governing Law	7.10. Geltendes Recht

This Agreement shall be governed by the laws of Germany. The German version of this Agreement shall prevail. In the event of any dispute between the parties to this Agreement arising in connection with or out of this Agreement, the courts in Frankfurt am Main shall have exclusive jurisdiction.

Dieser Vertrag unterliegt deutschem Recht.Maßgeblich ist allein die Fassung dieses Vertrages in deutscher Sprache. Im Falle einer im Zusammenhang mit oder aufgrund dieses Vertrages entstehenden Streitigkeit zwischen den Vertragsparteien liegt die ausschließliche Zuständigkeit bei den Gerichten in Frankfurt am Main.

7.11 Knowledge	7.11. Wissen

As to the Sellers, the terms “knowledge” or “best knowledge” or words to that effect shall, as to any person, refer to all facts of which such person shall have notice or knowledge, and shall include the Sellers’ assurances that (i) there are in effect procedures that are reasonably designed to inform the Sellers fully as to the matters that are the subject of such representation and warranty and that the Sellers have observed such procedures and (ii) the Sellers have made due and diligent investigation as to the matters that are the subject of such representation and warranty.

Im Hinblick auf die Verkäufer beziehen sich die Begriffe „Kenntnis”, „Wissen” oder „nach bestem Wissen” oder eine entsprechende Formulierung hinsichtlich einer jeden Person auf alle Tatsachen, die dieser Person bekannt sind oder von denen sie Kenntnis hat und schließen die Zusicherungen der Verkäufer ein, daß (i) Verfahrensabläufe in Kraft sind, die in angemessener und zumutbarer Weise so gestaltet sind, daß die Verkäufer vollumfänglich über die Angelegenheiten informiert sind, die Gegenstand der betreffenden Zusicherungen und Gewährleistungen sind und daß die Verkäufer im Einklang mit diesen Verfahrensabläufen gehandelt haben und (ii) die Verkäufer eine ordnungsgemäße und sorgfältige Prüfung hinsichtlich der Angelegenheiten durchgeführt haben, die Gegenstand dieser Zusicherungen und Gewährleistungen sind.

7.12 Sellers’ Right to Rescission	7.12 Rücktrittsrecht der Verkäufer

If the Initial Purchase Price has not been paid by Buyer within four (4) weeks after it has become due and payable pursuant to Sec. 5.2 hereof, the Sellers shall be entitled to rescind from this entire Agreement and the Escrow

Für den Fall, dass die Käuferin den Anfangskaufpreis nicht innerhalb von vier (4) Wochen            , nachdem dieser gemäß § 5.2 dieses Vertrages fällig geworden ist, bezahlt hat, steht den Verkäufern ein Rücktrittsrecht von

Agreement (“Right to Rescission”), provided that the Right to Rescission can only be exercised by all of the Sellers together.	diesem Vertrag und dem Escrow-Vertrag insgesamt zu („Rücktrittsrecht“). Das Rücktrittsrecht kann nur von allen Verkäufern gemeinschaftlich ausgeübt werden.